UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

April 7, 2017

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2017 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Friday, May 19, 2017, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce the Company’s environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the notice or proxy card.

If you plan to attend the meeting, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 21, 2017 as well as a valid picture identification. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Greg Creed

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 19, 2017—this notice and the proxy statement are available at www.yum.com/investors/investor_materials.asp. The Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Friday, May 19, 2017 9:00 a.m.

YUM! Conference Center, 1900 Colonel Sanders Lane, Louisville, Kentucky 40213

ITEMS OF BUSINESS:

(1)	To elect ten (10) directors to serve until the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017.

(3)	To consider and hold an advisory vote on executive compensation.

(4)	To consider and hold an advisory vote on the frequency of votes on executive compensation.

(5)	To consider and vote on one (1) shareholder proposal, if properly presented at the meeting.

(6)	To transact such other business as may properly come before the meeting.

WHO CAN VOTE:

You can vote if you were a shareholder of record as of the close of business on March 21, 2017.

ANNUAL REPORT:

A copy of our 2016 Annual Report on Form 10-K is included with this proxy statement.

WEBSITE:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at www.yum.com/annualreport.

DATE OF MAILING:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 7, 2017.

By Order of the Board of Directors

Marc L. Kesselman

General Counsel, Corporate Secretary and Chief Government Affairs Officer

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 7, 2017, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

STOCK OWNERSHIP INFORMATION	31

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33

EXECUTIVE COMPENSATION	33

DIRECTOR COMPENSATION	77

EQUITY COMPENSATION PLAN INFORMATION	79

AUDIT COMMITTEE REPORT	81

ADDITIONAL INFORMATION	84

Appendix A: Reconciliation of Non-GAAP Adjusted Operating Profit Growth to GAAP Operating Profit Growth	A-1

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 19, 2017

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Saving Time), on Friday, May 19, 2017, in the YUM! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 7, 2017, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

YUM! BRANDS, INC. - 2017 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 21, 2017, or their duly appointed proxies. Seating is limited and admission is on a first-come, first-served basis.

What do I need to bring to attend the Annual Meeting?

You will need a valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE A VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that computers, cameras, sound or video recording equipment, cellular and smart phones, tablets and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 21, 2017. Each share of YUM common stock is entitled to one vote. As of March 21, 2017, YUM had 352,269,757 shares of common stock outstanding.

What am I voting on?

You will be voting on the following five (5) items of business at the Annual Meeting:

•	The election of ten (10) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017;

•	An advisory vote on executive compensation;

•	An advisory vote on the frequency of votes on executive compensation; and

•	One (1) shareholder proposal.

We will also consider other business that properly comes before the meeting.

2	YUM! BRANDS, INC. - 2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the nominees named in this proxy statement for election to the Board;

•	FOR the ratification of the selection of KPMG LLP as our independent auditors;
•	FOR the proposal regarding an advisory vote on executive compensation;

•	ONE YEAR as the frequency for holding of advisory votes on executive compensation; and

•	AGAINST the shareholder proposal.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the Direct Stock Purchase Plan, the administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from you.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m.,

Eastern Daylight Saving Time, on May 18, 2017. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 17, 2017.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting website (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 18, 2017.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

YUM! BRANDS, INC. - 2017 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

•	Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 18, 2017;
•	Giving written notice to the Secretary of the Company prior to the Annual Meeting; or

•	Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•	FOR the election of the ten (10) nominees for director named in this proxy statement (Item 1);
•	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2017 (Item 2);

•	FOR the proposal regarding an advisory vote on executive compensation (Item 3);

•	ONE YEAR for the proposal regarding the frequency for holding of advisory votes on executive compensation (Item 4); and

•	AGAINST the shareholder proposal (Item 5).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2017 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

4	YUM! BRANDS, INC. - 2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 21, 2017, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes.

Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at www.yum.com/investors/corporate-governance/governance-principals/and at page 10 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

The ratification of the selection of KPMG LLP as our independent auditor, the approval of the compensation of our named executive officers and the approval of the shareholder proposal must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals. With respect to the advisory vote on the frequency of advisory votes on executive compensation, you may vote “ONE YEAR”, “TWO YEARS” or “THREE YEARS”, or you may abstain from voting. The frequency of the advisory vote on executive compensation receiving the greatest number of votes — “ONE YEAR”, “TWO YEARS” OR “THREE YEARS” — will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore not affect the outcome of this proposal.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM! BRANDS, INC. - 2017 Proxy Statement	5

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Worldwide Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, www.yum.com, click on “Investors” and then “Corporate Governance”.

6	YUM! BRANDS, INC. - 2017 Proxy Statement

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 11 directors whose terms expire at this Annual Meeting. David W. Dorman and Thomas C. Ryan will be retiring and are not standing for re-election at the Annual Meeting. In addition, Keith Meister resigned from the Board on February 16, 2017. Also, Christopher M. Connor is being nominated to the Board of Directors. Mr. Connor does not currently serve as a director.

As discussed in more detail later in this section, the Board has determined that 9 of the 10 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”).

How often did the Board meet in fiscal 2016?

The Board of Directors met 8 times during fiscal 2016. Each of the directors who served in 2016 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Director’s policy is that all directors should attend the Annual Meeting and all 12 directors on the Board during the 2016 Annual Meeting were in attendance.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any. In connection with this evaluation, it is expected that each Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private

YUM! BRANDS, INC. - 2017 Proxy Statement	7

GOVERNANCE OF THE COMPANY

companies, possessing a broad spectrum of experience both individually and collectively.

Paget L. Alves was appointed to the Board effective November 17, 2016. Christopher M. Connor is being nominated to the Board of Directors. Mr. Alves and Mr. Connor will stand for election to the Board by our shareholders for the first time. Mr. Alves was recommended to our Nomination and Governance Committee by our Chief Executive Officer, and

Mr. Connor was recommended by our Non-Executive Chairman.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 85.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received by us no earlier than November 8, 2017, and no later than December 8, 2017.

Director nominations to be brought before the 2018 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2018 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must be received no later than February 18, 2018. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

Where to send director nominations for the 2018 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Secretary by the dates set forth above.

What is the Board’s leadership structure?

On May 20, 2016, Robert D. Walter assumed the position of Non-Executive Chairman of the Board. After applying our Corporate Governance Principles, the Board determined that based on Mr. Walter’s independence, it would not appoint a Lead Director when Mr. Walter became Non-Executive Chairman.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to address our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairman of the Board. These Principles also provide for an independent Lead Director, when the CEO is serving as Chairman. During 2016, our CEO did not serve as Chairman, and our Board determined that it was appropriate to have a Lead Director since Mr. Novak was our former CEO and he was to serve as Executive Chairman until May 20, 2016. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below this section. Robert D. Walter was appointed Lead Director effective January 1, 2016, and served in that role until he became Non-Executive Chairman of the Board on May 20, 2016.

8	YUM! BRANDS, INC. - 2017 Proxy Statement

GOVERNANCE OF THE COMPANY

As Non-Executive Chairman, Mr. Walter is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Walter also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to the duties of the Lead Director described below. As CEO, Mr. Creed is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

The Board created the Lead Director position in August 2012, after its annual review which included engaging in dialogue and receiving input from a number of major shareholders. Up until May 20, 2016 (and since 2012), the Lead Director position was structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed on the following page.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit, Management Planning and Development and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at http://www.yum.com/investors/corporate-
governance/committee-composition-and-charters/.

•

Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at http://www.yum.com/investors/corporate-governance/governance-principles/.

•	Ethical Guidelines. YUM’s Worldwide Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at http://www.yum.com/investors/corporate-
governance/code-of-conduct/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

•

Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairman, as applicable. Our independent directors meet in executive session at least once per year.

•	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairman.

The Board currently does not have a Lead Director, and the previous duties of the Lead Director are fulfilled by Mr. Walter as Non-Executive Chairman. Since Mr. Walter is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Walter’s appointment as Non-Executive Chairman.

YUM! BRANDS, INC. - 2017 Proxy Statement	9

GOVERNANCE OF THE COMPANY

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director is responsible for:

(a)

Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairman and the independent directors, and

(e)	Calling special meetings of the independent directors.

•

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

•

Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board.

The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

•

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•	Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the

Audit Committee and to the Management Planning and Development Committee. The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year.

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At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Company’s Vice President, Internal Audit and the General Counsel. Our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and our Chief Financial Officer (“CFO”). The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President,

Internal Audit. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting. In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 33, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, customer satisfaction and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In 2017, the Committee oversaw the risk assessment of our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

•	Our Compensation system is balanced, rewarding both short term and long term performance

•	Long term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long term performance of the Company
•	Strong stock ownership guidelines in place for approximately 160 senior employees are enforced

•	The annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid, thereby, mitigating unreasonable risk

•	The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board

•	With more than 90% of our restaurants franchised, our franchisee performance overwhelmingly drives YUM performance — mitigating risk of the Company manipulating results

•

Compensation performance measures set for each Division are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are both apparent to shareholders and drivers of returns

•	Capital allocation process is driven by strategic objectives, aligned with Division AOPs and requires capital expenditure approval, ensuring alignment with development and return requirements

•	The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board

•	The Company has a recoupment policy (clawback)

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GOVERNANCE OF THE COMPANY

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (http://www.yum.com/investors/corporate-governance/governance-principles/).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of Greg Creed, who is not considered an independent director because of his employment by the Company.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Cavanagh, Connor, Dorman, Nelson, Ryan, Skala, and Walter and Mmes. Graddick-Weir and Stock had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corporation, which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to the director or Target Corporation and, therefore determined Mr. Cornell was independent. The Board also made the determination that our former directors, Messrs. Meister, Linen and Ferragamo did not have a material relationship with the Company, as they had no other relationship with the Company other than their relationship as a director.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2016, the Company received approximately $11.6 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $2.3 million in rebates in 2016. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent less than one-tenth of 1% of Target Corporation’s revenues. The Board determined that this relationship was not material to Mr. Cornell or Target Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with

12	YUM! BRANDS, INC. - 2017 Proxy Statement

GOVERNANCE OF THE COMPANY

respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Marc L. Kesselman. If any person believes that he or she should communicate with our Audit Committee Chair, Thomas C. Nelson, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441

Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.yum.com/investors/corporate-governance/complaint-procedures/.

YUM! BRANDS, INC. - 2017 Proxy Statement	13

GOVERNANCE OF THE COMPANY

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2016
Audit: Thomas C. Nelson, Chair Paget L. Alves* P. Justin Skala Elane B. Stock*

•  Possesses sole authority regarding the selection and retention of independent auditors

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

•  Reviews the independence, qualification and performance of the independent auditors

•  Reviews the adequacy of the Company’s internal systems of accounting and financial control

•  Reviews the annual audited financial statements and results of the audit with management and the independent auditors

•  Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflicts of Interest

•  Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 10.

11

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

*  Paget L. Alves and Elane B. Stock were each appointed Audit Committee members effective January 27, 2017.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2016
Management Planning and Development: Brian C. Cornell, Chair* Michael J. Cavanagh* David W. Dorman Mirian M. Graddick-Weir Thomas M. Ryan Elane B. Stock** Robert D. Walter	• Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the chief executive officer and other senior executive officers • Reviews management succession planning	6

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

*  Brian C. Cornell and Michael J. Cavanagh were each appointed Management Planning and Development Committee members effective January 27, 2017.

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GOVERNANCE OF THE COMPANY

**Elane B. Stock was Chair of the Management Planning and Development Committee prior to her leaving that committee effective January 27, 2017.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2016
Nominating and Governance: Robert D. Walter, Chair* Michael J. Cavanagh* Brian C. Cornell* Mirian M. Graddick-Weir Thomas C. Nelson	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance • Prepares and supervises the Board’s annual review of director independence	5

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

* Michael J. Cavanagh and Brian C. Cornell were each appointed Nominating and Governance Committee members effective January 27, 2017. Robert D. Walter was appointed Chair January 27, 2017.

Name of Committee and Members	Functions of the Committee
Executive/Finance: Robert D. Walter, Chair Greg Creed Brian C. Cornell* Thomas C. Nelson	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session

* Brian C. Cornell was appointed an Executive Committee member effective January 27, 2017.

How are directors compensated?

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation. The annual compensation for each director who is not an employee of YUM is discussed under “Director Compensation” beginning on page 77.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

YUM! BRANDS, INC. - 2017 Proxy Statement	15

GOVERNANCE OF THE COMPANY

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total revenues and the related person is not an executive officer of the other company.

Does the Company require stock ownership by directors?

Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 32.

Does the Company have stock ownership guidelines for executives and senior management?

The Management Planning and Development Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 56.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

Why did the Board Adopt an Exclusive Forum Bylaw Amendment?

The Company’s Board of Directors adopted an exclusive forum bylaw amendment by approving an amendment to the Bylaws of the Company that became effective July 15, 2016. The amendment provides that unless the Company consents in writing to the selection of an alternative legal forum, the courts of the State of North Carolina shall be the sole and exclusive venue and forum for claims or actions related to the internal affairs of the company including: (i) any derivative action or proceeding brought on behalf of the Company; and (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, shareholder, employee or agent of the Company to the Company or its shareholders.

In choosing to adopt the Bylaw amendment and determining that doing so is in the best interests of the Company and its shareholders, the Board considered various factors, the most important of which were the avoidance of duplicative, costly and wasteful multi-forum litigation and the supportive feedback the Company received from a significant percentage of its

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shareholders prior to the adoption of the provision. In recent years the Company has had to defend against derivative claims in multiple venues, which has resulted in the Company incurring significant additional legal fees in order to defend against such claims.

Other factors considered by the Board in adopting the amendment included, but were not limited to: exclusive forum provisions becoming increasingly more common as a market practice; that the Company is incorporated under the laws of the state of North Carolina; that adopting such an exclusive forum provision covering specified claims does not materially change the substantive legal claims available to shareholders; statutory provisions and case law developments upholding the authority of the board of directors to adopt such a provision and confirming its validity and enforceability; and the value of facilitating consistency and predictability in litigation outcomes for the benefit of the Company and its shareholders.

YUM! BRANDS, INC. - 2017 Proxy Statement	17

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1	Election of Directors and Director Biographies (Item 1 on the Proxy Card)

Who are this year’s nominees?

The ten (10) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2018 Annual Meeting and until their respective successors are elected and qualified are provided below. The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of the date of this proxy statement.

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MATTERS REQUIRING SHAREHOLDER ACTION

Paget L. Alves has served on the Company’s Board of Directors since November 2016. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group since 2009. Mr. Alves currently serves on the boards of directors of International Game Technology PLC, Synchrony Financial, and Ariel Investments LLC. He previously served on the board of directors of International Game Technology Inc. from 2010 to 2015.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operating, finance and management experience, including as Chief Sales Officer of a wireless and wireline communications company

• Global sales experience

• Public company directorship and committee experience

• Independent of Company

Age 62 Director since 2016 Former Chief Sales Officer of Sprint Corporation

Michael J. Cavanagh is Senior Executive Vice President and Chief Financial Officer of Comcast Corporation, a global media and technology company. He has held this position since July 2015. From July 2014 to May 2015 he served as Co-President and Co-Chief Operating Officer for The Carlyle Group, a global investment firm, and he was also a member of the Executive Group and Management Committee of The Carlyle Group. Prior to this, Mr. Cavanagh was the Co-Chief Executive Officer of the Corporate & Investment Bank of JPMorgan Chase & Co. from 2012 until 2014. From 2010 to 2012, he was the Chief Executive Officer of JPMorgan Chase & Co.’s Treasury & Securities Services business, one of the world’s largest cash management providers and a leading global custodian. From 2004 to 2010, Mr. Cavanagh was Chief Financial Officer of JPMorgan Chase & Co.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operating and management experience, including as chief financial officer of a global media and technology company and president and chief operating officer of a global investment firm

• Expertise in finance and strategic planning

• Independent of Company

Age 51 Director since 2012 Senior Executive Vice President and Chief Financial Officer Comcast Corporation

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MATTERS REQUIRING SHAREHOLDER ACTION

Christopher M. Connor served as Executive Chairman of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015, Chairman from 2000 to 2015, and served as Executive Chairman during 2016. He currently serves on the boards of Eaton Corporation plc and the Federal Reserve Bank of Cleveland.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operating and management experience, including as executive Chairman and CEO of a Fortune 500 company

•   Expertise in marketing, human resources, talent development, public company executive compensation, planning and operational and financial processes.

• Public company directorship and committee experience

• Independent of Company

Age 61 Director since 2017 Former Executive Chairman of The Sherwin-Williams Company

Brian C. Cornell has served as Chairman and Chief Executive Officer of Target Corporation, a general merchandise retailer, since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operating and management experience, including as chairman and chief executive officer of a merchandise retailer

• Expertise in strategic planning, retail business, branding and corporate leadership

• Public company directorship experience

• Independent of Company

Age 58 Director since 2015 Chairman and Chief Executive Officer Target Corporation

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MATTERS REQUIRING SHAREHOLDER ACTION

Greg Creed is Chief Executive Officer of YUM. He has served in this position since January 2015. He served as Chief Executive Officer of Taco Bell Division from January 2014 to December 2014 and as Chief Executive Officer of Taco Bell U.S. from 2011 to December 2013. Prior to this position, Mr. Creed served as President and Chief Concept Officer of Taco Bell U.S., a position he held beginning in December 2006. Mr. Creed served as Chief Operating Officer of YUM from 2005 to 2006. He has served as a director of Whirlpool Corporation since February 20, 2017 and previously served as a director of International Games Technology from 2010 through 2014.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

• Operating and management experience, including as chief executive officer of Taco Bell

• Expertise in strategic planning, global branding, franchising, and corporate leadership

• Public company directorship and committee experience

Age 59 Director since 2014 Chief Executive Officer, YUM

Mirian M. Graddick-Weir serves as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company. She has held this position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir served as a director of Harleysville Group Inc. from 2000 until 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Management experience, including as executive vice president of human resources for a pharmaceutical company

•   Expertise in global human resources, corporate governance and public company compensation

• Public company directorship and committee experience

• Independent of Company

Age 62 Director since 2012 Executive Vice President Human Resources Merck & Co., Inc.

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MATTERS REQUIRING SHAREHOLDER ACTION

Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as Director of Carolinas Healthcare System and was a director of Belk, Inc. from 2003 to 2015. Since January 2015, Mr. Nelson has served as a director for the Federal Reserve Bank of Richmond.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operational and management experience, including as president and chief executive officer of a building products manufacturer

•   Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow

• Expertise in finance, strategic planning, business development and retail business

• Public company directorship and committee experience

• Independent of Company

Age 54 Director since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company

P. Justin Skala is Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability, of the Colgate-Palmolive Company, a leading consumer products company. He has held this position since 2016. From 2013 to 2016 he was President of Colgate-North America and Global Sustainability for Colgate-Palmolive Company. From 2010 to 2013 he was the President of Colgate - Latin America. From 2007 to 2010, he was president of Colgate - Asia.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•  Global operating and management experience, including as president of major divisions of a consumer products company

•   Expertise in branding, marketing, finance, sales, strategic planning and international business development

• Independent of Company

Age 57 Director since 2016 Chief Operating Officer of North America, Europe, Africa/Eurasia and Global Sustainability for Colgate - Palmolive Company

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MATTERS REQUIRING SHAREHOLDER ACTION

Elane B. Stock has served on the Company’s Board of Directors since 2014. She also served as Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a leading global consumer products company, from 2014 to 2016. From 2012 to 2014 she was the Group President for Kimberly-Clark Professional. Prior to this role, Ms. Stock was the Chief Strategy Officer from 2010, when she first joined Kimberly-Clark, to 2012. Ms. Stock was the National Vice President of Strategy for the American Cancer Society from 2008 to 2010. Ms. Stock serves on the Board of Equifax Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Global operating and management experience, including as group president of a consumer products company

•   Expertise in branding, marketing, finance, sales, strategic planning and international business development

• Independent of Company

Age 52 Director since 2014 Former Group President Kimberly-Clark International

Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company and Nordstrom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•   Operating and management experience, including as chief executive officer, of a global healthcare and service provider business

•   Expertise in finance, business development, business integrations, financial reporting, compliance and controls

• Public company directorship and committee experience

• Independent of Company

Age 71 Director since 2008 Non-Executive Chairman, Founder and Retired Chairman/CEO Cardinal Health, Inc.

YUM! BRANDS, INC. - 2017 Proxy Statement	23

MATTERS REQUIRING SHAREHOLDER ACTION

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2018 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at www.yum.com/investors/governance/principles.asp and at page 10 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

24	YUM! BRANDS, INC. - 2017 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2017. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2016, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for fiscal years 2016 and 2015?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2016 and 2015, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2016 and 2015.

	2016	2015
Audit fees(1)	$9,305,000	$6,233,000
Audit-related fees(2)	2,899,000	558,000
Audit and audit-related fees	12,204,000	6,791,000
Tax fees(3)	285,000	304,000
All other fees(4)	326,000	—
TOTAL FEES	$12,815,000	$7,095,000

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting, statutory audits and services rendered in connection with the Company’s securities offerings including confort letters and consents.

(2)

Audit-related fees include fees associated with the audit and reviews of carve-out financial statements of Yum China Holdings, Inc. (“Yum China”) for inclusion in the stand-alone SEC filings in connection with the separation of Yum China, as well as audits of financial statements and certain employee benefit plans, agreed upon procedures and other attestations.

(3)	Tax fees consist principally of fees for international tax compliance, tax audit assistance, as well as value added tax and other tax advisory services.
(4)	Other fees consist of fees for due diligence assistance services related to the planned sale of Company restaurants.

YUM! BRANDS, INC. - 2017 Proxy Statement	25

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at www.yum.com/investors/corporate-governance/audit-committee-policy/.

ITEM 3	Advisory Vote on Executive Compensation
(Item 3 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 33, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on

26	YUM! BRANDS, INC. - 2017 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2018 Annual Meeting of Shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

ITEM 4	Advisory Vote on the Frequency of Votes on Executive Compensation (Item 4 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, and in addition to the advisory approval of our executive compensation program, we are seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. Our shareholders have the option of selecting a frequency of one, two or three years, or abstaining.

What is the Company’s position regarding this proposal?

The Board of Directors recommends that shareholders approve continuing to hold the advisory vote on executive compensation every year. A majority of public companies hold votes every year, and this has been the Company’s practice for past six years. The Board of Directors believes the annual vote has worked well and gives shareholders the opportunity to react promptly to emerging trends in compensation, provides feedback before those trends become pronounced over time, and gives the Board and the Management Planning and Development Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for ONE YEAR, TWO YEARS or THREE YEARS based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

What vote is required to approve this proposal?

The frequency of the advisory vote on executive compensation receiving the greatest number of votes — “ONE YEAR”, “TWO YEARS” or “THREE YEARS” — will be considered the frequency recommended by shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote for the holding of advisory votes on executive compensation every year, by marking ONE YEAR on your Proxy Card for Item 4.

YUM! BRANDS, INC. - 2017 Proxy Statement	27

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 5	Shareholder Proposal Regarding Adoption of a Policy to Reduce Deforestation (Item 5 on the Proxy Card)

What am I voting on?

The Sisters of St. Francis of Assisi has advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the Sisters of St. Francis of Assisi, as the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Yum! Brands’ (YUM) utilizes beef, soy, palm oil, and pulp/paper in its business. These commodities are the leading drivers of deforestation globally. YUM’s limited action on deforestation exposes the company to significant business risks including supply chain reliability, damage to the company’s brand value, and failure to meet shifting consumer and market expectations.

Deforestation has attracted significant attention from civil society, business and governments. It accounts for over 10% of global greenhouse gas emissions and contributes to biodiversity loss, soil erosion, disrupted rainfall patterns, community land conflicts and forced labor. Commercial agriculture accounted for over 70% of tropical deforestation between 2000 and 2012, half of which was illegal. Supply chain sources that are illegally engaged in deforestation are vulnerable to interruption as enforcement increases. Conserving forests by increasing agricultural productivity and use of already cleared land will stabilize soils and climate while regulating regional water flows.

“Consumers are increasingly demanding that businesses become more responsible and transparent”, according to Technomic, a leading food industry consultancy. “In many cases, they are rewarding those they perceive to be good environmental stewards and corporate citizens.”

YUM has begun to address deforestation in its palm oil and packaging supply chains; however, the company lacks an overall deforestation policy and has not made public commitments to source sustainable beef or soy, the leading drivers of deforestation. YUM scored 3 out of 5 in the Forest 500 company scorecard; 0 out of 100 on UCS’s palm oil scorecard; and 0 out of 100 on UCS’ beef scorecard. In contrast, peer companies such as McDonald’s, Danone, Unilver and Nestlé committed to eliminate deforestation in their global supply chains. Many of these companies signed The New York Declaration on Forests to support and help meet the private-sector goal of eliminating deforestation from the production of agricultural commodities such as palm oil, soy, paper and beef products by no later than 2030. These companies also participate in the CDP Forests Program, a reporting framework supported by investors with over US$22 trillion in assets.

RESOLVED: Shareholders request that YUM develop a comprehensive, cross-commodity policy and implementation plan to eliminate deforestation and related human rights issues from its supply chain.

Supporting Statement

Proponents believe a meaningful response could include:

•

A commitment to buy exclusively from suppliers independently verified as not engaged in deforestation (including peatlands, high conservation value, or high carbon stock forests), or land and labor rights abuses;

•

Evidence of proactive implementation efforts, such as a time-bound plan, verification processes, non-compliance protocols and regular reporting on a public platform such as the CDP Forests questionnaire; and

•	A commitment to work towards strengthening third-party verification programs and multi-stakeholder initiatives to achieve compliance with the company’s policy.

28	YUM! BRANDS, INC. - 2017 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company’s position regarding this proposal?

Management Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

Sustainable sourcing, including addressing deforestation in the Company’s supply chain, has been a priority for the Company for the last several years as its sustainability strategy has evolved. Our approach to sustainability initiatives is guided by impact: we focus our efforts where we have the ability to influence meaningful outcomes. With that principle in mind, we have established policies and time-bound, measurable goals for sourcing sustainable palm oil and fiber for paper packaging, where our sourcing decisions have the most direct impact. Moreover, the Company currently has in place procedures designed to mitigate deforestation risk and ensure that issues are surfaced and addressed in a timely manner.

Implementation of a broader zero net deforestation policy is not feasible and would divert time, effort and resources to commodities (e.g., soy) where Yum can have a less direct or meaningful impact. For this reason, and other reasons outlined below, we believe that the request by the proponent is unnecessary, and has the potential for a diversion of resources with no corresponding benefit to the Company, our customers, or our shareholders.

Why does the Company oppose the proposal?

Specifically related to the identification and communication of potential sustainability issues in its supply chain, the Company has in place the following:

•

Public statements and policies on deforestation issues. The Company maintains a public website with policy statements representing our informed views and opinions on industry-related issues. Notably, we have implemented policies for sourcing sustainable palm oil and fiber for paper packaging that seek to mitigate the impact of deforestation. Frying oil and packaging represent the Company’s largest procurement spend out of the primary forest-related commodities, and thus they represent areas where our sourcing decisions may have real impact.

•

Regarding packaging, the Company has a firm target for sourcing sustainable fiber for paper-based packaging. The Company’s goal is to purchase 100% of paper-based packaging with fiber sourced from responsibly managed forests and recycled sources by the end of 2020. We also give preference to suppliers that provide paper packaging certified by third parties such as the Forest Stewardship Council (FSC).

•

Regarding frying oil, the Company has committed to phasing out palm oil use in our restaurants wherever feasible. Today, nearly 70% of our global restaurants do not use palm oil as their cooking oil. Where not feasible, we are working towards a goal of sourcing 100% of our palm oil used for cooking from responsible and sustainable sources, giving priority to suppliers certified by the Roundtable on Sustainable Palm Oil (RSPO). We will be reporting our progress on our sustainable palm oil sourcing goal this year via CDP Forests.

•

Comprehensive voluntary disclosure on environmental sustainability issues. On an annual basis, the Company publishes its Corporate Social Responsibility (CSR) Report at http://yumcsr.com/. Included in the CSR Report are the Company’s commitments in the areas of food, people, the community and the environment. And, while the Company has previously disclosed water and climate practices through CDP’s Water and Climate Change reporting, the Company will begin providing disclosure through CDP’s Forests reporting in 2017.

•

Collaboration with industry groups. The Company’s palm oil and fiber policies and goals were developed in partnership with the World Wildlife Fund (WWF), which provides companies with practical counsel around sustainable food sourcing. In the area of sustainable palm oil sourcing specifically, the Company has been in discussions with RSPO and has begun the application process for membership.

•

Integrated, executive-level governance structure to oversee the Company’s global sustainability initiatives. The Company’s Chief Sustainability Officer works with leaders across the organization to identify and manage environmental sustainability issues. The Chief Sustainability Officer regularly

YUM! BRANDS, INC. - 2017 Proxy Statement	29

MATTERS REQUIRING SHAREHOLDER ACTION

updates the Audit Committee of the Board of Directors on our commitments and progress on sustainability initiatives. Each brand has a director- or senior director-level employee responsible for sustainability with respect to that brand and who engage the key functions across their business to build know-how and deliver on sustainability commitments.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote AGAINST this proposal.

30	YUM! BRANDS, INC. - 2017 Proxy Statement

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. Except as noted below for Corvex Management, L.P., this information is presented as of December 31, 2016, and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Vanguard 100 Vanguard Blvd. Malvern, PA 19355	24,449,829	(1)	6.66%
Blackrock Inc. 55 East 52nd Street New York, NY 10055	20,185,974	(2)	5.5%
Corvex Management, LP (and Keith Meister in his capacity as the control person of the general partner of Corvex Management, LP) 667 Madison Ave. New York, NY 10065	21,040,195	(3)	5.73%

(1)	The filing indicates sole voting power for 552,761 shares, shared voting power for 75,399 shares, sole dispositive power for 23,834,528 shares and shared dispositive power for 615,301 shares.

(2)	The filing indicates sole voting power for 17,022,139 shares, shared voting power of 0 shares, sole dispositive power of 20,185,974 shares and shared dispositive power of 0 shares.

(3)

The filing indicates sole voting power for 21,040,195 shares, shared voting power of 0 shares, sole dispositive power of 21,040,195 shares and shared dispositive power of 0 shares, as of the last Schedule 13G filing with the SEC on February 16, 2016.

How much YUM common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2016 by

•	each of our directors and director nominee,

•	each of the executive officers named in the Summary Compensation Table on page 60, and

•	all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table holds in excess of one percent of the outstanding YUM common stock. Please see table above setting forth information concerning beneficial ownership by holders of five percent or more of YUM’s common stock. Directors and executive officers as a group, beneficially own approximately 0.65%.

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2016. Included are shares that could have been acquired within 60 days of December 31, 2016 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

YUM! BRANDS, INC. - 2017 Proxy Statement	31

STOCK OWNERSHIP INFORMATION

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)		Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
Greg Creed	36,661		429,479	22,778	488,918	62,290	551,208
Paget L. Alves	—		—	—	—	411	411
Michael J. Cavanagh	10,000		1,911	—	11,911	10,245	22,156
Christopher M. Connor	—		—	—	—	—	—
Brian C. Cornell	—		691	—	691	3,354	4,045
David W. Dorman	62,644		11,221	—	73,865	5,254	79,119
Mirian M. Graddick-Weir	—		2,490	—	2,490	12,547	15,037
Thomas C. Nelson	8,288		8,702	—	16,990	39,203	56,193
Thomas M. Ryan	38,706	(5)	11,221	1,712	51,639	25,554	77,193
P. Justin Skala	2,150		507	—	2,657	358	3,015
Elane B. Stock	—		969	—	969	5,360	6,329
Robert D. Walter	108,301		10,107	—	118,408	39,562	157,970
David W. Gibbs	32,971		146,143	—	179,114	22,623	201,737
Patrick J. Grismer	8,348	(5)	—	—	8,348	904	9,252
David E. Russell	9,602		39,338	324	49,264	4,476	53,740
Brian R. Niccol	7,755		87,659	12,870	108,284	28,584	136,868
Marc L. Kesselman	—		5,295	4,871	10,166	9,743	19,909
Muktesh (“Micky”) Pant	15,850		384,437	5,256	405,543	92,189	497,732
Roger G. Eaton	110,418		203,626	4,130	318,174	62,910	381,084
All Directors and Executive Officers as a Group (20 persons)	456,354		1,363,457	51,941	1,871,752	432,732	2,304,484

(1)	Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

        •  Mr. Russell, 990 shares

        •  Mr. Niccol, 6,076 shares

        •  Mr. Pant, 2,946 shares

        •  all executive officers as a group, 14,672 shares

(2)

The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to stock options and SARs awarded under our employee or director incentive compensation plans. For stock options, we report shares equal to the number of options exercisable within 60 days. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3)

These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days if so elected.

(4)

The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment or (b) after 60 days.

(5)	These shares are held in a trust.

32	YUM! BRANDS, INC. - 2017 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

YUM! BRANDS, INC. - 2017 Proxy Statement	33

EXECUTIVE COMPENSATION

I. Executive Summary

A.    YUM 2016 Performance

2016 was an extraordinary year for the Company. YUM operating profit increased 16% during 2016, while the KFC, Pizza Hut and Taco Bell divisions either met or exceeded their operating profit growth targets for the year. In addition, prior to the separation of Yum China Holdings, Inc. (“Yum China”) from Yum Brands, Inc. (the “Separation”), our China Division also generated strong operating profit growth. These results provide us with confidence that we are making meaningful progress towards our goal of building and strengthening our global KFC, Pizza Hut and Taco Bell brands. Strong brands are critical in our being able to deliver sustained growth and in our ability to create long-term shareholder value. The following performance highlights illustrate just how successful 2016 was:

2016 Performance Highlights1

(1)	Note: All comparisons are versus the same period a year ago. System sales figures in this section exclude the impact of foreign currency translation.

(2)

Total shareholder return is calculated as the growth in YUM share price from the beginning of 2016 until the year-end, and includes assumed reinvestment of dividends (including the Yum China dividend).

(3)	Capital returns achieved through quarterly dividends and the repurchase of approximately 68 million common shares.

On October 31, 2016, the Company completed the Separation, establishing two independent, focused growth companies with world-class leadership teams through a seamless transition process. The Separation and return of approximately $6.2 billion to shareholders in 2016 concluded step one in our transformation. In 2016 we also launched step two of our transformation, which centers on a new multi-year strategy to accelerate growth, reduce volatility and increase capital returns to shareholders. By being more focused, more franchised and more efficient, we intend to strengthen and grow our KFC, Pizza Hut and Taco Bell brands around the world, creating significant long-term value for all our stakeholders. Going forward, we will win consistently by concentrating on being the best in the world with distinctive relevant brands, unmatched franchise operating capability, bold restaurant development and unrivaled culture and talent. By the end of this transformation, we intend to own less than 1,000 stores (98% franchised), reduce annual capital expenditures to approximately $100 million and improve our efficiency by lowering general and administrative (“G&A”) expenses as a percentage of system sales to 1.7% by 2019. Further information about the Separation and the Company’s transformation plan can be found in the letter from our CEO, immediately preceding this Proxy Statement or available at www.yum.com/investors/investor_materials.asp.

34	YUM! BRANDS, INC. - 2017 Proxy Statement

EXECUTIVE COMPENSATION

B.    Named Executive Officers

The Company’s NEOs for 2016 are as follows:

Name	Title
Greg Creed	Chief Executive Officer
David W. Gibbs	President and Chief Financial Officer
Brian R. Niccol	Chief Executive Officer of Taco Bell Division
Marc L. Kesselman	General Counsel, Corporate Secretary and Chief Government Affairs Officer
Roger G. Eaton	Chief Executive Officer of KFC Division
David E. Russell	Former Interim Chief Financial Officer and current Senior Vice President, Finance and Corporate Controller
Patrick J. Grismer	Former Chief Financial Officer
Muktesh (“Micky”) Pant	Former Chief Executive Officer of YUM Restaurants China

The Company is required to disclose Messrs. Grismer’s and Russell’s compensation because they served as CFO and Interim CFO, respectively, during portions of 2016, rather than because of the amount of compensation they each received during 2016. Mr. Grismer resigned from the Company effective February 19, 2016, following which Mr. Russell served as interim Chief Financial Officer until the appointment of Mr. Gibbs, on May 2, 2016. Although Mr. Pant left the Company to become the CEO of Yum China upon the Separation, the Company is required to disclose his compensation in this proxy statement because Mr. Pant’s 2016 total compensation from YUM placed him among the three most highly-compensated executive officers other than the CEO and CFO.

C.    Compensation Philosophy

The business performance of the Company is of the utmost importance in how our executives are compensated. This is due to our compensation program being designed to both support our long-term growth model and to hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance- Based Incentives

Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

	✓	✓	✓
Reward performance—The majority of NEO pay is performance based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.		✓	✓
Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.			✓
Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			✓

YUM! BRANDS, INC. - 2017 Proxy Statement	35

EXECUTIVE COMPENSATION

D.    Compensation Overview

2016 Compensation Highlights

•	In January of 2016, the Committee met and made the following decisions and took the following actions:

•  The Committee set our CEO target compensation levels below the median of our Executive Peer Group (defined at page 55) for the CEO role;

•  The Committee set the equity mix for our Global Leadership Team’s long-term incentive awards at 75% stock appreciation rights (“SARs”) and 25% performance share units (“PSUs”); and

•  The Committee certified that our 2013 PSU awards under our Performance Share Plan did not pay out in 2016 because the Company’s Total Shareholder Return (“TSR”) for the 2013-2015 performance cycle failed to meet the applicable threshold (see discussion of PSUs at page 43).

•	At our May 2016 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with 91% of votes cast in favor of the proposal.

•

We continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2016 that served to reinforce our open door policy. The efforts included contacting our largest 25 shareholders, representing ownership of approximately 46% of our shares, and meeting with shareholders representing 19% of our shares (discussed further on page 53)

•

The Committee approved one-time Launch Grant PSU awards for our CEO and his Global Leadership Team effective in November 2016 following the Separation (discussed at page 44), acknowledging the magnitude of the roles that these individuals are expected to play over the next several years in the significant transformation of the Company’s business. These PSU awards are designed to pay out only if specified targets of G&A expenses as a percentage of system sales by year-end 2019 and reduced Company store ownership levels by year-end 2018 are achieved (discussed in more detail beginning at page 44).

2017 Changes to Compensation Program

•

Long Term Incentive Equity Mix for 2017. As mentioned above, following the Company’s 2016 Annual Meeting of Shareholders, significant shareholder engagement was undertaken by the Company in order to receive feedback on, among other things, the Company’s equity mix for long-term incentive awards. In response to this shareholder feedback, and in alignment with our business strategy and compensation philosophy, the Committee has determined that beginning in 2017, the long-term award mix for members of the Company’s Global Leadership Team will be split 50% SARs and 50% PSUs.

•

Change in PSU Metrics. In response to shareholder feedback, and consistent with the Company’s overall business strategy, beginning in 2017, PSU grants will be earned based on how the Company’s TSR performs relative to the S&P 500 Consumer Discretionary Index and on compound annual growth of the Company’s Earnings Per Share (“EPS”).

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EXECUTIVE COMPENSATION

E.    Relationship between Company Pay and Performance

To focus on both the short-term and long-term success of the Company, approximately 90% of our CEO’s target compensation is “at-risk” pay, with the compensation paid determined based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. For purposes of this section, our discussion is limited to our CEO, Mr. Creed. Our other NEOs’ target compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2016 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 45 to 51 of this CD&A.

YUM! BRANDS, INC. - 2017 Proxy Statement	37

EXECUTIVE COMPENSATION

CEO Cash Compensation

Our CEO’s cash compensation tracks operating profit (“OP”) growth, which is our primary business performance metric. As demonstrated below, our OP growth was markedly increased from the prior year in 2016 and was significantly above the target set by the Committee, resulting in our CEO’s actual cash compensation being above target. OP growth was used as a metric in 2016, rather than EPS (which had been used in the prior year), as it was determined by the Committee to be the best metric to measure the ongoing performance of the Company, in light of the Separation, anticipated recapitalization and the overall transformation of the Company’s business into one that is more heavily franchised. The Committee determined that OP growth was a closer measure to our core organic operations and performance, and its use as a metric was subjected to a rigorous target setting exercise prior to the decision to make the switch.

38	YUM! BRANDS, INC. - 2017 Proxy Statement

EXECUTIVE COMPENSATION

CEO Total Direct Compensation

Our CEO’s actual total direct compensation (base salary, bonus and annual long-term incentive award value at grant date) reflects the performance of the Company. For 2015, the CEO’s actual total direct compensation was below target, reflecting the below target performance of the Company. However, the CEO’s actual total direct compensation for 2016 was above target, reflecting the Company’s above target performance.

For 2016, 68% of our CEO’s pay is in the form of long-term equity incentive compensation, including the special one-time Launch Grant Award which will only pay out if required performance targets are achieved (discussed on page 44).

YUM! BRANDS, INC. - 2017 Proxy Statement	39

EXECUTIVE COMPENSATION

II.  Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary, annual performance-based cash bonuses and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form
Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation.	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance.	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results.	SARs & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage.	Various

A.    Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B.    Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus

Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Base Salary(1)	X	Target Bonus Percentage	X	Team Performance (0 – 200%)	X	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)
(1)	Base Salary for annual bonus calculation purposes refers to the annual rate of base salary as approved by the Committee.

Team Performance

The Committee established team performance measures, targets and weights in January 2016 after receiving input and recommendations from management. The team performance targets were also reviewed by the Board to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account Division growth strategies, historical performance, and the expected future operating environment of each of KFC, Taco Bell and Pizza Hut (each, a “Division”). These projections included profit growth to achieve our long-term growth target.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with our growth commitment to shareholders.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

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The performance targets are comparable to those we disclose to our investors and, when determined to be appropriate by our Committee, may be slightly above or below disclosed guidance. Division targets may be adjusted during the year when doing so is consistent with the objectives and intent at the time the targets were originally set.

In October 2015, we announced our intention to separate our former China business into an independent publicly-traded company. Due to the uncertainty regarding the timing of the Separation, full year performance targets were initially set in January 2016 without consideration of the Separation occurring. Following the decision to complete the Separation on October 31, 2016, the Committee determined the methodology for adjusting targets upon the occurrence of the Separation. Due to how late in the performance period the Separation was to occur, the Committee determined that:

(1)	All Division targets and performance against those targets would be determined as if the Separation did not occur;
(2)

YUM performance targets should continue to reflect the results of the China business achieved prior to the Separation as a wholly-owned business due to the significant YUM efforts and oversight of those results;

(3)

For the YUM performance target of overall Operating Profit it was determined that the target be adjusted to reflect ten months of the China business results as a wholly-owned subsidiary and two months as a licensee; and

(4)

For the YUM measure of Weighted Average of the Divisions’ Team Performance, it was determined that the China Division Team Performance component be based on progress towards the initial targets set by the Committee through the date of the Separation.

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Detailed Breakdown of 2016 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The long-term drivers of value for a retailing organization are profit growth, same store sales growth and new store development.

For Divisions, the team performances are weighted 75% on Division operating measures and 25% on YUM team performance.

Accordingly, the Committee selected these performance measures for the Company’s annual incentive plan and were included at both the corporate and divisional levels.

Team Performance
NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance
Creed	Weighted Average Divisions’ Team Performance			126	50%	63
Russell Kesselman	Adjusted Operating Profit Growth(3)	10%	18%	200	50%	100

Gibbs[1]	FINAL YUM TEAM FACTOR					163
Gibbs[2]	Adjusted Operating Profit Growth(3)	8%	11%	197	50%	99
	System Same-Store Sales Growth	3.0%	0.0%	0	20%	0
	System Net Builds(4)	300	301	103	20%	21
	System Customer Satisfaction	Weighted Average(5)		154	10%	15
	Total Weighted Team Performance — PIZZA HUT (75%)					134
	Total Weighted Team Performance — YUM (25%)					163
	FINAL PIZZA HUT TEAM FACTOR					141
Niccol	Adjusted Operating Profit Growth(3)	6%	9%	200	50%	100
	System Same-Store Sales Growth	3.0%	1.6%	32	20%	6
	System Net Builds(4)	225	226	104	20%	21
	System Customer Satisfaction	70.0%	72.2%	200	10%	20
	Total Weighted Team Performance — TACO BELL (75%)					147
	Total Weighted Team Performance — YUM (25%)					163
	FINAL TACO BELL TEAM FACTOR					151
Eaton	Adjusted Operating Profit Growth(3)	10%	10%	93	50%	47
	System Same-Store Sales Growth	4.0%	2.6%	31	20%	6
	System Net Builds(4)	500	534	168	20%	34
	System Customer Satisfaction	Weighted Average(6)		133	10%	13
	Total Weighted Team Performance — KFC (75%)					100
	Total Weighted Team Performance — YUM (25%)					163
	FINAL KFC TEAM FACTOR					116

(1)	For Gibbs’ time in YUM role.

(2)	For Gibbs’ time in Pizza Hut Division role.

(3)	Refer to Appendix A for reconciliation of non-GAAP Adjusted Operating Profit Growth, as shown above, to GAAP Operating Profit Growth.

(4)	System Net Builds target and actual totals for KFC and Pizza Hut exclude the U.S. and our former China Division. System Net Builds target and actual totals for Taco Bell exclude U.S. license units.

(5)	Weighted Average of each business unit Team Factor based on number of restaurants.

(6)	Average of the business unit Team Factors.

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Individual Performance

Each NEO’s Individual Performance Factor is determined by the Committee based upon their subjective determination of the NEOs individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year.

C.    Long-Term Equity Performance-Based Incentives

We provide performance-based long-term equity compensation to our NEOs to encourage long-term decision making that creates shareholder value. To that end, we use vehicles that motivate and balance the tradeoffs between short-term and long-term performance. Performance-based long-term equity compensation also serves as a retention tool.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

•	Prior year individual and team performance

•	Expected contribution in future years

•	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group (defined at page 55)

•	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2016, the Committee continued to choose SARs and PSU awards because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2016, the Committee determined a target grant value for each member of the Global Leadership Team and the split of that value between SARs and PSU grants. For Messrs. Creed, Gibbs, Niccol, Kesselman and Eaton, the target grant value was split 75% SARs and 25% PSUs. For Messrs. Russell and Pant the target grant value was 100% SARs. Mr. Pant was not awarded a PSU grant on account of the timing of the Separation. Mr. Russell received 100% SARs because PSUs are not granted to Company employees at his level. The Committee awarded predominantly SARs to the NEOs because it believed SARs best incentivize them to drive long-term growth in the business. For each NEO, the breakdown between SARs award values and PSU award values can be found under the Summary Compensation Table, page 60 at columns e and f.

Stock Appreciation Rights Awards

The Committee believes that SARs reward value creation generated from sustained results and the favorable expectations of our shareholders. In 2016, we granted to each of our NEOs SARs which have ten-year terms and vest over at least four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if our NEOs are successful in increasing share price above the awards’ exercise price.

Performance Share Awards

PSU awards may be granted pursuant to the Company’s Performance Share Plan under its Long Term Incentive Plan (“LTIP”). Annual grants of PSUs are made pursuant to the terms of the Performance Share Plan. Under the Performance Share Plan, we granted Messrs. Creed, Gibbs, Niccol, Kesselman and Eaton PSU awards in 2016. PSU awards are earned based on the Company’s 3-year average TSR relative to the companies in the S&P 500. Incorporating TSR supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value.

For the performance period covering the 2016-2018 calendar years, the Committee approved changes to the threshold and maximum share payouts to align with prevailing market practices. Consistent with prior year awards, if TSR is negative, payouts may not exceed the target irrespective of the actual TSR percentile ranking of the Company. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 63.

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For the performance period covering 2016 – 2018, each NEO will earn a percentage of his target PSU award based on the achieved TSR percentile ranking as set forth in the chart below:

		Threshold	Target	Maximum
TSR Percentile Ranking	<30%	30%	50%	75%
Payout as % of Target	0%	35%	100%	200%

We set target long-term incentive pay at the 50th percentile of our Executive Peer Group (defined at page 55). Therefore, for on-target performance we pay at the median, which is consistent with market practice. Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral (“EID”) Program.

Conversion of Equity Awards Following the Separation

In connection with the Separation, we modified vested and unvested YUM awards by providing for approximately one YUM award and one Yum China award (subject only to limited exceptions), to maintain economic value. Similarly, at the date of Separation, NEOs who held common stock of YUM, acquired through past equity-based awards or otherwise, received one share of Yum China common stock for each share of YUM common stock held as of the record date of October 19, 2016. Further, NEOs’ Performance Share Plan awards under the LTIP were retained as YUM awards, adjusted to reflect the effects of the Separation.

Launch Grant Awards-One-Time Performance-Based Awards to Drive Key Transformational Change

In September 2016, the Committee approved a special one-time Launch Grant Award of PSUs to our CEO, Mr. Creed, and his Global Leadership Team, including Messrs. Gibbs, Eaton, Kesselman, and Niccol. The Committee intends that these performance-based grants will provide significant incentive to Mr. Creed and his Global Leadership Team to accomplish the transformational changes necessary for the Company over the performance period and will ensure leadership stability and commitment during this time of significant change. The performance metrics of these PSUs are reflective of the key transformational metrics the Company has disclosed to shareholders. The PSU grants were made effective November 7, 2016 and the terms of such grants are set forth below.

The PSUs may be earned based on the Company’s performance against two objectives:

1.	“G&A expenses”(1) as a percentage of “system sales”(2) for the year ended 2019, and

2.	“Company-owned units”(3) at fiscal year-end 2018.

Each award will be weighted equally against these two metrics. The key terms of the award follow:

Weight	Measure	Target	Measurement Period	Payment Date(4)
50%	G&A expenses as a % of System Sales	1.7% or less	Fiscal Year 2019	End of 2019
50%	Total # of Company-Owned Units	1,000 or less	End of 2018	End of 2019

(1)

“G&A expenses” means total Company general administrative expenses for the fiscal year ended 2019 as reported in the Company’s Form 10-K, adjusted as deemed appropriate for G&A expenses not contemplated at the time of this grant including, but not limited to, G&A expenses associated with any concept acquired by Yum! after November 7, 2016, G&A expenses resulting from any significant investments, G&A expenses associated with the divestiture of a brand and G&A expenses reported as a “Special Item” in our SEC filings . Appropriate adjustments to G&A expenses will also be made in the event of a financial accounting reporting change from the manner of reporting as of the date of the awards that serves to include or exclude amounts from G&A expenses.

(2)	“System sales” are the sales results of all KFC, Pizza Hut and Taco Bell restaurants regardless of ownership.

(3)

“Company-owned units” are KFC, Pizza Hut and Taco Bell restaurants as reported in the Company’s Form 10-K at fiscal year-end 2018. Company-owned units resulting from the acquisition of other restaurant concept stores by Yum! or any affiliate will be disregarded. The 1,000 Company-owned unit threshold will be adjusted appropriately in case of the divestiture of a brand.

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(4)

Payment will not be made until the Committee has certified that performance measures have been met. Further, the Committee has discretion over final payout, but no payout can exceed the number of shares that correspond to the achievement of 100% of the target. In addition, the Committee has set minimum achievement levels pursuant to which no payout may be made unless G&A expenses as a percentage of system sales are 2% or less or the total number of company-owned units is 1,250 or less. In the case of a change of control of the Company, if the award recipient is involuntarily terminated upon or following the Change in Control and during the performance period, then the award recipient will receive the number of shares that would have been received if the target level of performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period following such recipient’s post-change in control termination.

III. 2016 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which includes base salary, annual cash bonus, PSUs and SARs – and an overview of their 2016 performance relative to our annual and long-term incentive performance goals. The process the

Committee used to determine each officer’s 2016 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 53.

CEO Compensation

Greg Creed Chief Executive Officer

2016 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Creed’s goals at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership pertaining to the achievement of his goals that included business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Creed’s overall performance for 2016 merited an individual factor of 125. This individual factor was combined with YUM’s team factor of 163 (discussed at page 40) to calculate his annual cash bonus. This determination was based on the Committee’s subjective assessment of Mr. Creed’s performance against his goals which included the following items (without assigning a weight to any particular item):

•	Leadership in completing the Separation of the Company’s China Division into a stand-alone public company during 2016

•	YUM operating profit growth of 16%

•	Worldwide system sales growth of 5%, excluding the impact of foreign currency translation
•	Returned $6.2 billion in capital through quarterly dividends and through repurchasing approximately 68 million shares

•	Total restaurant openings of 2,316; net unit growth of 3%

•	Pizza Hut’s, Taco Bell’s and China Division’s above target performance for adjusted operating profit growth

•	KFC’s, Pizza Hut’s and Taco Bell’s above target performance for system net builds

•	Below target system same-store sales growth at KFC, Pizza Hut, Taco Bell and China Division, and

•	Development of leadership and leadership bench, and fostering customer-focused employee culture in the Company

2016 Committee Decisions

In January 2016, the Committee set Mr. Creed’s 2016 compensation taking into account his 2015 promotion to CEO and considering that all elements of pay were at or below the 50th percentile of the Company’s Executive Peer Group (defined at page 55), even after considering the Company’s estimated post-Separation revenue size and peer group. Mr. Creed’s annual cash bonus target was set at 150% of his base salary and was unchanged from 2015. His salary was increased

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7% for 2016 and his total long-term incentive equity award grant value was increased 40%, to bring him closer to the 50th percentile of the Company’s Executive Peer Group. These increases brought his total target compensation to $8,937,500 for 2016, which is below the 50th percentile of the Company’s Executive Peer Group.

Later during 2016, the Committee approved a special one-time performance-based Launch Grant Award for Mr. Creed (described at page 44) with a grant value of $4,000,000. The purpose of this special award is described above at page 44.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 40 for Mr. Creed:

2016 BONUS AWARD

Base Salary $1,175,000	X	Target Bonus % 150%	X	Team Performance Factor 163%	X	Individual Performance Factor 125%	=	2016 Bonus Award $3,591,094

The graphic below illustrates Mr. Creed’s direct compensation:

Other NEO 2016 Total Direct Compensation

David W. Gibbs President and Chief Financial Officer

2016 Performance Summary

The Committee determined Mr. Gibbs’ performance for the year merited a 140 individual performance factor. Mr. Gibbs’ individual performance factor was combined with a team factor of 156 (discussed at page 40) to calculate his annual cash bonus. Mr. Gibbs’ team factor for 2016 was based on the Pizza Hut team factor of 141 and Company team factor of 163 prorated based on his time as CEO of Pizza Hut and as the President and CFO of the Company. Mr. Gibbs was CEO of the Company’s Pizza Hut Division prior to being named

President and CFO of the Company on May 2, 2016. The Committee recognized Mr. Gibbs’ leadership in assuming the position of President and CFO of the Company and his exceptional impact in ensuring the completion of the Separation of the China Division, recapitalization of the Company and providing strategic leadership in planning the transformation of the Company into one that is significantly more franchised. The Committee also recognized Mr. Gibbs for the operating profit performance of the Pizza Hut Division during 2016 under his leadership.

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2016 Committee Decisions

In January, Mr. Gibbs’ compensation was adjusted as follows:

•	Base salary was increased 4%

•	Annual cash bonus target remained unchanged at 90% of target

•	Grant value of long-term incentive equity awards were increased by 20%

In connection with his mid-year promotion to President and CFO of the Company, Mr. Gibbs’ compensation was further adjusted as follows:

•	Base salary was increased 10%
•	Annual cash bonus target was increased to 105% of base salary

•	Grant value of long-term incentive equity awards was increased 40%

These increases brought Mr. Gibbs’ total direct compensation to around the 50th percentile of the Executive Peer Group (defined at page 55) for the President and CFO role.

Later during 2016, the Committee approved a special one-time performance-based Launch Grant Award for Mr. Gibbs (described at page 44) with a grant value of $1,500,000.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 40 for Mr. Gibbs(1):

2016 BONUS AWARD

Base Salary $800,000	X	Target Bonus % 100%	X	Team Performance Factor 156%	X	Individual Performance Factor 140%	=	2016 Bonus Award $1,751,680
(1)

Mr. Gibbs’ Target Bonus is a blended target based on a target bonus of 90% during his time as CEO of the Pizza Hut Division and 105% during his time as the Company’s CFO. Amounts will not recalculate due to rounding.

The graphic below illustrates Mr. Gibbs’ 2016 direct compensation:

Brian R. Niccol
Chief Executive Officer of Taco Bell Division

2016 Performance Summary

The Committee determined Mr. Niccol’s performance as the CEO, Taco Bell Division, merited a 140 individual performance factor. Under Mr. Niccol’s leadership, Taco Bell Division’s operating performance was very strong with significant adjusted operating profit growth, strong product innovation, continued success of the breakfast day-part, and net new unit

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expansion. Mr. Niccol also oversaw the implementation of a $2.3 billion securitized financing facility designed to optimize the Company’s capital structure. Mr. Niccol’s individual performance factor was combined with a team factor of 151 (discussed at page 40) to calculate his annual cash bonus.

2016 Committee Decisions

•	Base salary was increased 14% percent for 2016

•	Annual cash bonus target was increased to 100% of base salary

•	Grant value of long-term incentive equity awards was increased by 20%
•	Received CEO award of SARs for his superlative leadership in driving Taco Bell’s strong performance (grant date fair market value was $500,004)

These increases brought Mr. Niccol’s total direct compensation to between the 50th and 75th percentile of the Executive Peer Group (defined at page 55) for his position.

Later during 2016, the Committee approved a special one-time performance-based Launch Grant Award for Mr. Niccol (described at page 44) with a grant value of $1,500,000.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 40 for Mr. Niccol:

2016 BONUS AWARD

Base Salary $800,000	X	Target Bonus % 100%	X	Team Performance Factor 151%	X	Individual Performance Factor 140%	=	2016 Bonus Award $1,691,200

The graphic below illustrates Mr. Niccol’s 2016 direct compensation:

Marc L. Kesselman
General Counsel, Corporate Secretary and Chief Government Affairs Officer

2016 Performance Summary

Mr. Kesselman joined the Company on February 1, 2016 as General Counsel and Corporate Secretary and, later in 2016, was also named the Chief Government Affairs Officer. The Committee determined that Mr. Kesselman’s performance merited a 115 individual performance factor. The Committee recognized Mr. Kesselman’s leadership in ensuring the completion of the Separation and in providing strategic leadership in planning the organizational transformation of the Company into one that is significantly more franchised. Mr. Kesselman’s individual factor was

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combined with a team factor of 163 (discussed at page 40) to calculate his annual cash bonus.

2016 Committee Decisions

The Committee approved the following compensation for Mr. Kesselman as of February 1, 2016 when he joined the Company:

•	Base salary of $575,000

•	Annual cash bonus target of 85% of base salary

•	Grant value of long-term incentive equity awards equivalent to $1,200,000

The Committee also awarded Mr. Kesselman a $500,000 cash payment, a SARs grant with a grant value of $500,000 (vesting 25% per year over four years), and a restricted stock unit (“RSU”) grant with a grant value of $1,000,000 (vesting 33% per year over 3 years) in order to offset compensation earned by him and forfeited when he left his prior employer to join the Company.

Mr. Kesselman’s total direct compensation is at the 50th percentile of the Executive Peer Group (defined at page 55) for his position.

Later during 2016, the Committee approved a special one-time performance-based Launch Grant Award for Mr. Kesselman (described at page 44) with a grant value of $1,000,000.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 40 for Mr. Kesselman:

2016 BONUS AWARD

Base Salary $575,000	X	Target Bonus % 85%	X	Team Performance Factor 163%	X	Individual Performance Factor 115%	=	2016 Bonus Award $916,162

The graphic below illustrates Mr. Kesselman’s 2016 direct compensation (excluding his sign-on cash bonus and sign-on equity awards, as described above):

Roger G. Eaton
Chief Executive Officer of KFC Division

2016 Performance Summary

The Committee determined Mr. Eaton’s performance as the CEO, KFC Division, merited a 120 individual performance factor. Under Mr. Eaton’s leadership, KFC achieved strong adjusted operating profit growth and positive same store sales growth. Mr. Eaton also oversaw the KFC Division’s net new unit growth, which included record expansion in emerging markets.

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Mr. Eaton’s individual performance factor was combined with a team factor of 116 (discussed at page 40) to calculate his annual cash bonus.

2016 Committee Decisions

•	Base salary was increased 3% percent for 2016

•	Annual cash bonus target was increased to 100% of base salary
•	Grant value of long-term incentive equity awards was increased by 10%

These increases positioned Mr. Eaton’s total direct compensation at the 50th percentile of the Executive Peer Group (defined at page 55) for his position.

Later during 2016, the Committee approved a special one-time performance-based Launch Grant Award for Mr. Eaton (described at page 44) with a grant value of $1,500,000.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 40 for Mr. Eaton:

2016 BONUS AWARD

Base Salary $800,000	X	Target Bonus % 100%	X	Team Performance Factor 116%	X	Individual Performance Factor 120%	=	2016 Bonus Award $1,113,600

The graphic below illustrates Mr. Eaton’s 2016 direct compensation:

David E. Russell
Former Interim Chief Financial Officer and current Senior Vice President of Finance and Corporate Controller

2016 Performance Summary

Mr. Russell served as Interim CFO of the Company from February 19, 2016 (Mr. Grismer’s departure date) until May 2, 2016 (when Mr. Gibbs was appointed). The Committee reviewed Mr. Russell’s performance for the entire year, including while he served as Interim CFO. The Committee determined that Mr. Russell’s performance for the year merited a 150 individual performance factor. The Committee determined that Mr. Russell provided important contributions and leadership as Interim CFO as well as important leadership in helping ensure the successful Separation of the China Division.

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2016 Committee Decisions

•	Base salary was increased 6% percent

•	Annual cash bonus target was increased to 65% of base salary

•	Grant value of long-term incentive equity award remained unchanged

•	A cash retention award of $180,000 tied to his role in the Separation

In connection with his service as interim Chief Financial Officer of the Company, the Committee approved the following one-time compensation items for Mr. Russell:

•	One-time SARs award with an economic value of $275,000 and which vests 100% after 5 years

•	Additional cash compensation of $35,000 per month while he served as Interim CFO

Base Salary $375,000	X	Target Bonus % 65%	X	Team Performance Factor 163%	X	Individual Performance Factor 150%	=	2016 Bonus Award $595,969

Patrick J. Grismer
Former Chief Financial Officer

2016 Performance Summary

On December 5, 2015, Mr. Grismer notified the Company that he intended to resign from the Company on February 19, 2016. The Company and Mr. Grismer executed a letter of understanding at that time in which the Company agreed to accelerate a portion of Mr. Grismer’s unvested SARs having an intrinsic fair value of $500,000 on February 19, 2016, Mr. Grismer’s departure date from the Company. The acceleration of the unvested SARs was provided in exchange for Mr. Grismer’s agreeing to remain as CFO until that date. As a result of Mr. Grismer’s resignation, the Committee did not make a determination with respect to Mr. Grismer’s performance as the CFO.

Micky Pant
Former Chief Executive Officer of Yum Restaurants China

2016 Performance Summary

Mr. Pant was the CEO of the Company’s China Division. Upon the Separation of the China Division from the Company, Mr. Pant ceased to be an employee of the Company or any of its subsidiaries. He is included in the Summary Compensation Table as required by SEC rules because his compensation while an employee of YUM was at a level that would have required disclosure had he been an employee at the end of 2016.

For 2016, since Mr. Pant was not an employee at year end, the Committee did not evaluate his 2016 performance or provide a performance rating for determining a bonus. The compensation committee of Yum China evaluated Mr. Pant’s performance for purposes of determining his bonus.

2016 Committee Decisions

•	Base salary was increased 5%.

•	Annual cash bonus target remained unchanged.

•

Grant value of long-term incentive equity awards was increased 69%, in recognition of his performance and reflecting more closely what a CEO would receive in long-term incentives in a stand-alone public entity; exclusively awarded in the form of SARs in anticipation of the Separation. Mr. Pant did not receive a PSU grant because a significant part of the performance period for such a grant would have occurred after it was expected that he would no longer be a Company employee.

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IV. Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new entrants in 2001. Messrs. Gibbs and Russell are active participants in the Retirement Plan and Mr. Creed maintains a balance in the Retirement Plan from the years that he was a participant.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive’s separation of employment from the Company or attainment of age 55. For 2016, Messrs. Niccol, Kesselman, Grismer and Pant were eligible for the LRP. Under the LRP, they receive an annual allocation to their accounts equal to a percentage of their base salary and target bonus (9.5% for Messrs. Niccol and Grismer, 8% for Mr. Kesselman and 20% for Mr. Pant) and an annual earnings credit of 5% on the balance. Following the Separation, Mr. Pant is no longer a participant in the LRP.

The Company provides retirement benefits for certain international employees through the Third Country National Plan (“TCN”). The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution between 7.5% and 15% of salary and target bonus and an annual earnings credit of 5% on the balance. The level of contribution is based on the participants’ role and their home country retirement plan. Messrs. Creed and Eaton are the only NEOs who participate in the TCN. Under this plan, Messrs. Creed and Eaton each receive an annual contribution equal to 15% of his base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 69.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

Mr. Creed is required to use the Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. We do not provide tax gross-ups on the personal use of the Company aircraft. In 2015, the Committee approved timeshare arrangements beginning in 2015 for Mr. Creed with respect to his personal use of aircraft. The arrangement provides that upon the executive reaching $200,000 in incremental costs for his personal use, the executive’s timeshare agreements will be triggered and any incremental costs for personal use of corporate aircraft above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations and the time share agreements.

In addition, in 2016 our NEOs were provided with access to a paid annual physical examination valued at approximately $2,600. Messrs. Kesselman, Eaton and Russell were each reimbursed for physicals in 2016.

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V. How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2016 Vote on NEO Compensation

At our 2016 Annual Meeting of Shareholders, 91% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program, as disclosed in our 2016 proxy statement. During 2016, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2016 that served to reinforce our open door policy. The efforts included:

•	Contacting the top 25 shareholders, representing ownership of approximately 46% of our shares

•	Meeting with shareholders representing 19% of our shares

•	Dialogue with proxy advisory firm

•	Investor road shows and conferences

•	Presenting shareholder feedback to the Committee

•	Considering letters from shareholders

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2016 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

•	Moving to benchmarking CEO compensation at market median

•	Continued adjustment of CEO long-term equity incentive mix from 100% SARs to a mix comprised of 75% SARs and 25% PSUs in 2016, with further adjustment to 50% SARs and 50% PSUs in 2017.

•	Moving to two performance metrics under our PSUs – TSR and EPS, beginning with PSU grants in 2017

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts.

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EXECUTIVE COMPENSATION

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the total compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below:

COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

•	it is to act independently of management and at the direction of the Committee;

•	its ongoing engagement will be determined by the Committee;

•	it is to inform the Committee of relevant trends and regulatory developments;

•	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

•	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

•	Meridian did not provide any services to the Company unrelated to executive compensation.

•	Meridian has no business or personal relationship with any member of the Committee or management.

•	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

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Comparator Compensation Data

Our Committee uses an evaluation of how our NEO target compensation levels compare to those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, special eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in some cases global reach.

Executive Peer Group

The Committee established the current peer group of companies (the “Executive Peer Group”) for all NEOs at the end of 2015 for pay determinations in 2016. The Committee removed Office Depot, Kraft and Unilever from the Executive Peer Group due to acquisitions involving the two former companies and insufficient data availability for the latter company. The 2016 Executive Peer Group is comprised of the following companies:

AutoZone Inc.	Hilton Worldwide Holdings Inc.	McDonald’s Corporation
Avon Products Inc.	Kellogg Company	Nike Inc.
Campbell Soup Company	Kimberly-Clark Corporation	Staples Inc.
Colgate Palmolive Company	Kohl’s Corporation	Starbucks Corporation
Gap Inc.	Macy’s Inc.	Starwood Hotels & Resorts Worldwide, Inc.
General Mills Inc.	Marriott International

At the time the benchmarking analysis was prepared, the Executive Peer Group’s median annual revenues were $16.8 billion, while YUM annual revenues, prior to the Separation, were estimated at $19.5 billion (calculated as described below).

For companies with significant franchise operations, measuring size can be complex. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the company. There are responsibilities for managing the relationships, arrangements, and overall scope of the franchising enterprise, in particular, managing product introductions, marketing, promoting new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, in calibrating the size of our organization and underlying operating divisions, our philosophy is to add 25% of franchisee and licensee sales to the Company’s sales to establish an appropriate revenue benchmark. The reason for this approach is twofold:

(1)	Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and

(2)	Scope of responsibility for a franchising organization lies between corporate-reported revenues and system wide sales.

We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company.

Competitive Positioning and Setting Compensation

At the beginning of 2016, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each

NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and long-term incentive target. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

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EXECUTIVE COMPENSATION

VI.	Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do		We Don’t Do
✓	Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	✗	Employment agreements
✓	Directly link Company performance to pay outcomes	✗	Re-pricing of SARs
✓	Have executive ownership guidelines that are reviewed annually against Company guidelines	✗	Grants of SARs with exercise price less than fair market value of common stock on date of grant
✓	“Clawback” compensation if executive’s conduct results in significant financial or reputational harm to Company	✗	Permit executives to hedge or pledge Company stock
✓	Make a substantial portion of NEO target pay “at risk”	✗	Payment of dividends or dividend equivalents on PSUs unless or until they vest
✓	Have double-trigger vesting of equity awards upon a change in control	✗	Excise tax gross-ups upon change in control
✓	Utilize an independent Compensation Consultant	✗	Excessive executive perquisites, such as country club memberships
✓	Incorporate comprehensive risk mitigation into plan design
✓	Periodically review our Executive Peer Group to align appropriately with Company size and complexity
✓	Evaluate CEO and executive succession plans
✓	Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 400 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2016, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Creed	100,000	508,978	$32,233,577	27.4
Gibbs	30,000	178,429	$11,299,909	14.1
Niccol	30,000	124,642	$7,893,578	9.9
Kesselman(3)	15,000	0	0	0
Eaton	30,000	360,613	$22,837,621	28.5
Russell	5,000	50,527	$3,199,875	8.5

 (1)  Calculated as of December 31, 2016 and represents shares owned outright, the number of shares underlying vested, in-the-money SARs that would be delivered to the executive upon exercise, and all RSUs awarded under the Company’s EID Program.

 (2)  Based on YUM closing stock price of $63.33 as of December 30, 2016.

 (3)  Mr. Kesselman was not subject to the Ownership Guidelines in 2016 on account of it being his first year with the Company. In 2017, Mr. Kesselman will be subject to the guidelines.

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Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 73.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s SARs Granting Practices

Historically, we have made SARs grants annually at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise price of these awards is set as the closing price on the date of grants. We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information. All equity awards are granted under our shareholder approved LTIP.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO

Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 30,000 SARs annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

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EXECUTIVE COMPENSATION

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy (i.e., “clawback”), the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Deductibility of Executive Compensation

The provisions of Section 162(m) of the Internal Revenue Code limit the tax deduction for compensation in excess of $1 million paid to certain NEOs. Performance-based compensation is excluded from the limit, however, so long as it meets certain requirements. The Committee intends that the annual bonus and SARs, RSU and PSU awards satisfy the requirements for exemption under Internal Revenue Code Section 162(m).

For 2016, the annual salary paid to Mr. Creed exceeded $1 million. The other NEOs were in each case paid salaries of $1 million or less. The 2016, annual bonuses were all paid pursuant to our annual bonus program and, therefore, we expect will be deductible. For 2016, the Committee set the maximum individual award opportunity based on a bonus pool for the CEO and the next three highest paid executive officers, other than Messrs. Creed and Gibbs. (Mr. Gibbs is not included for purposes of our pool since under IRS rules the CFO is not subject to these limits.) The bonus pool for 2016 was equal to 1.5% of operating profit (adjusted to exclude special items believed to be distortive of consolidated results on a year-over-year basis — these are the same items excluded in the Company’s annual earnings releases). The maximum payout opportunity for each executive was set at a fixed percentage of the pool. Based on the Company’s operating profit, before special items of $1.6 billion, the bonus pool was set at approximately $24 million and the maximum 2016 award opportunity for each NEO was based on their applicable percentage of the pool (Mr. Creed=30%, Mr. Niccol=20%, Mr. Kesselman=10%, Mr. Eaton =10% and Mr. Pant=20%), (Under the terms of the

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shareholder approved plan no executive may earn a bonus in excess of $10 million for any year.) The Committee then exercised its discretion in determining actual incentive awards based on team performance and individual performance measures as described above.

Mr. Kesselman was hired during 2016. As a part of his recruitment package, he received a sign-on bonus and time vested RSUs that are not performance based and will not be deductible to the extent his non-performance based compensation exceeds $1 million for 2016 and in later years (if he is an NEO in those years). The

Committee approved this package to compensate Mr. Kesselman for equity awards forfeited when he left his prior employer, which the Committee believed was necessary to secure his services. The Committee does not believe that Mr. Kesselman’s non-performance based compensation will exceed $1 million in the years in which the RSUs vest.

Due to the Company’s focus on performance-based compensation plans, we expect most compensation paid to the NEOs to continue to qualify as tax deductible, but the Committee may approve compensation that is not deductible under 162(m).

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis”

and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Brian C. Cornell, Chair

Michael J. Cavanagh

David W. Dorman

Mirian M. Graddick-Weir

Thomas M. Ryan

Elane B. Stock

Robert D. Walter

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EXECUTIVE COMPENSATION

The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2016 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer(s), our three other most highly compensated executive officers for our 2016 fiscal year determined in accordance with SEC rules and two former executive officers who were no longer serving as executive officers as of the end of the year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option/ SAR Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Greg Creed	2016	1,188,942	—	5,500,066	4,500,008	3,591,094	56,100	544,472	15,380,682
Chief Executive Officer of YUM	2015	1,104,615	—	1,075,016	3,108,013	787,050	25,294	1,393,388	7,493,376
	2014	750,000	—	325,048	2,561,957	945,750	45,680	345,068	4,973,503
David W. Gibbs	2016	792,115	—	1,875,052	1,625,020	1,751,680	577,153	6,969	6,627,989
President and Chief Financial Officer of YUM(8)(9)
Brian R. Niccol	2016	803,846	—	1,875,052	1,625,013	1,691,200	13,144	166,060	6,174,315
Chief Executive Officer of Taco Bell Division(8)	2015	697,688		250,031	2,091,503	1,512,000	8,123	180,361	4,739,706
Marc L. Kesselman	2016	530,769	500,000	2,300,083	1,400,006	916,162	—	83,606	5,730,626
General Counsel, Corporate Secretary and Chief Government Affairs Officer of YUM(8)(9)
Roger G. Eaton	2016	812,500	—	1,875,052	1,125,009	1,113,600	30,853	288,290	5,245,304
Chief Executive Officer of KFC Division(8)
David E. Russell	2016	476,867	180,000	397,313	496,870	297,984	162,407	33,236	2,044,677
Senior Vice President of Finance and Corporate Controller(8)(9)
Patrick J. Grismer	2016	132,308	—	—	930,587	—	19,860	610,420	1,693,175
Former Chief Financial Officer(9)	2015	790,192		420,070	1,680,012	445,200	12,861	162,132	3,510,467
	2014	707,500		350,019	1,475,973	267,410	9,087	142,114	2,952,103
Micky Pant	2016	844,231	—	—	3,000,010	2,036,650	53,312	497,300	6,431,503
Former Chief Executive Officer of YUM Restaurants China(9)	2015	849,038		355,012	1,419,011	1,473,548	42,979	950,622	5,090,210
	2014	750,000		350,019	1,475,973	799,500	32,735	313,356	3,721,583

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.

(2)	Amounts shown in this column represent: for Mr. Kesselman, a sign-on bonus ($500,000) and, for Mr. Russell, a retention payment ($180,000).

(3)

Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2016, 2015 and 2014. Further information regarding the 2016 awards is included in the “Grants of Plan- Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the February 2016 PSUs is 200% of target, (the maximum value of the November 2016 awards is 100% of target). For 2016, Mr. Creed’s PSU maximum value at grant date fair value would be $7,000,116; Mr. Gibbs’ PSU maximum value would be $2,250,082; Mr. Niccol’s PSU maximum value would be $2,250,082;

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Mr. Kesselman’s PSU maximum value would be $1,600,111; and Mr. Eaton’s PSU maximum value would be $2,250,082. For Mr. Kesselman, this column also includes a sign-on bonus RSU award with a grant date fair value of $1,000,010. Mr. Russell did not receive a PSU award for 2016 since he does not directly report to the CEO and therefore is not eligible. Mr. Russell was instead permitted to defer his annual incentive award into RSUs under the Company’s EID Program. Under the EID Program (which is described in more detail beginning on page 71), an eligible executive may defer his or her annual incentive award and invest that deferral into stock units, RSUs, or other investment alternatives offered under the program. An executive who elects to defer his or her annual incentive award into RSUs receives additional RSUs equal to 33% of the RSUs acquired with the deferral of the annual incentive award (“matching contribution”) subject to a two-year risk of forfeiture of the original deferral amount and the additional RSUs. For Mr. Russell, the amount in this column represents the deferral of 50% of his annual incentive award ($297,985) for 2016, plus his matching contribution ($99,328). The other NEOs are not eligible to participate in this program, as NEOs who receive PSUs are not eligible for the EID matching stock program.

(4)

The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2016, 2015 and 2014, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2016 Annual Report in Notes to Consolidated Financial Statements at Note 16, “Share-based and Deferred Compensation Plans.” For Mr. Kesselman, this column includes a sign-on SAR award with a grant date fair value of $500,004. For Mr. Grismer, this amount in 2016 includes the fair value of awards ($930,587) accelerated under his letter of understanding. For Mr. Gibbs, this amount includes his May 2016 award with a grant date fair value of $500,011. For Messrs. Niccol and Russell, this amount includes their February 2016 CEO SAR awards with grant date fair values of $500,004 and $248,435, respectively. See the Grants of Plan-Based Awards table for details.

(5)

Amounts in this column reflect the annual incentive awards earned for the 2016, 2015 and 2014 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2017, January 2016 and January 2015, respectively, under the Yum Leaders’ Bonus Program, which is described further in our Compensation Discussion and Analysis (“CD&A”) beginning at page 33 under the heading “Annual Performance-Based Cash Bonuses”. Pursuant to SEC rules, annual incentives deferred into RSUs under the EID Program and subject to a risk of forfeiture are reported in column (e). If the deferral or a portion of the deferral is not subject to a risk of forfeiture, it is reported in column (g). For 2016, Mr. Russell elected to defer 50% of his annual incentive ($297,985) into RSUs resulting in the remaining portion of his annual incentive ($297,984) reported in column (g). For Mr. Pant, this amount reflects a prorated bonus, based on the 10 months prior to the Separation, which was awarded to him and paid by Yum China based on the recommendation of its compensation committee.

(6)

Amounts in this column represent the above market earnings as established pursuant to SEC rules which have accrued under each of their accounts under the LRP for Messrs. Niccol, Grismer and Pant and the Third Country National Plan (“TCN”) for Messrs. Creed and Eaton which are described in more detail beginning at page 71 under the heading “Nonqualified Deferred Compensation”.

Also listed in this column for Messrs. Creed, Gibbs and Russell are the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans during the 2016 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan from the two years (2002 and 2003) during which he was a participant and for 2016 the increase in actuarial value was $17,493. For Mr. Gibbs and Mr. Russell, the actuarial present value of their benefits under the pension plan increased $134,337 and $81,798, respectively, during the 2016 fiscal year. In addition, for Mr. Gibbs and Mr. Russell the actuarial present value of their benefits under the Yum! Brands Pension Equalization Plan (“PEP”) increased $442,816 and $80,609, respectively, during the 2016 fiscal year. Messrs. Niccol, Kesselman, Eaton, Grismer and Pant, were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. See the Pension Benefits Table at page 68 for a detailed discussion of the Company’s pension benefits.

(7)	Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

(8)

Messrs. Gibbs, Kesselman, Eaton and Russell became NEOs in 2016. No amounts are reported for them for 2014 and 2015 since they were not NEOs for those years. Mr. Niccol became an NEO in 2015. No amounts are reported for him for 2014 since he was not an NEO for that year.

(9)

Mr. Gibbs was Chief Executive Officer of the Company’s Pizza Hut Division prior to being named President and Chief Financial Officer of the Company on May 2, 2016. Mr. Grismer resigned from his position as Chief Financial Officer effective February 19, 2016. Mr. Russell served as Interim Chief Financial Officer of the Company from February 19, 2016 (Mr. Grismer’s departure date) until May 2, 2016 (when Mr. Gibbs was appointed). Mr. Kesselman joined the Company February 1, 2016 as General Counsel and Corporate Secretary. Mr. Pant was the Chief Executive Officer of the Company’s China Division until the Separation on October 31, 2016. See “Compensation Discussion and Analysis” at pages 33 to 59 for additional information.

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All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2016.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	LRP/TCN Contributions ($)(4)	Other ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Creed	84,379	—	18,383	440,625	1,085	544,472
Gibbs	2,394	—	4,167	—	408	6,969
Niccol	—	—	3,781	152,000	10,279	166,060
Kesselman	—	—	2,853	78,008	2,745	83,606
Eaton	—	14,912	9,692	240,000	23,686	288,290
Russell	29,000	—	1,775	—	2,461	33,236
Grismer	—	582,963	990	25,967	500	610,420
Pant	95,246	—	16,230	358,333	27,491	497,300
(1)

Amounts in this column include for Mr. Creed: incremental cost for the personal use of Company aircraft ($84,379) – we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, “dead head” costs of flying planes to and from locations for personal use, and contract labor; for Mr. Gibbs: personal use of Company aircraft ($2,394); for Mr. Russell: car allowance ($24,000) and perquisite allowance ($5,000); for Mr. Pant: housing allowance ($95,246).

(2)

Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Eaton, this amount represents Company-provided tax reimbursement for relocation expense. For Mr. Grismer, this amount represents the Company-provided tax reimbursement under the company’s tax equalization program for United Kingdom income taxes incurred as a result of his exercise of SARs awarded and vested while he was assigned to the company’s United Kingdom business unit.

(3)

These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s salary plus target bonus.

(4)

For Messrs. Niccol, Kesselman, Grismer, and Pant this column represents the Company’s annual allocations to the LRP, an unfunded, unsecured account based retirement plan. For Mr. Creed and Mr. Eaton, this column represents the Company’s annual allocation to the TCN, an unfunded, unsecured account based retirement plan.

(5)

This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits and the perquisites and other personal benefits shown in column (b) for each NEO. These other benefits include: personal use of Company aircraft, annual physicals, gift reimbursements, tax preparation assistance and relocation.

62	YUM! BRANDS, INC. - 2017 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on SARs, RSUs and PSUs granted in 2016 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 60.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)		All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Creed	2/5/2016	0	1,762,500	5,287,500
	2/5/2016									315,790	69.76	4,500,008
	2/5/2016				—	21,503	43,006					1,500,049
	11/7/2016				—	64,506	64,506					4,000,017
Gibbs	2/5/2016	0	800,000	2,400,000
	2/5/2016									78,948	69.76	1,125,009
	2/5/2016				—	5,376	10,752					375,030
	5/20/2016									32,238	79.60	500,011
	11/7/2016				—	24,190	24,190					1,500,022
Niccol	2/5/2016	0	800,000	2,400,000
	2/5/2016									78,948	69.76	1,125,009
	2/5/2016									35,088	69.76	500,004
	2/5/2016				—	5,376	10,752					375,030
	11/7/2016				—	24,190	24,190					1,500,022
Kesselman	2/5/2016	0	488,750	1,466,250
	2/5/2016									63,158	69.76	900,002
	2/5/2016									35,088	69.76	500,004
	2/5/2016							14,335	(6)			1,000,010
	2/5/2016				—	4,301	8,602					300,038
	11/7/2016				—	16,127	16,127					1,000,035
Eaton	2/5/2016	0	800,000	2,400,000
	2/5/2016									78,948	69.76	1,125,009
	2/5/2016				—	5,376	10,752					375,030
	11/7/2016				—	24,190	24,190					1,500,022
Russell	2/5/2016	0	243,750	731,250
	2/5/2016									17,434	69.76	248,435
	2/5/2016									17,434	69.76	248,435
	2/5/2016				—	—	—
Grismer	2/19/2016	—	—	—						45,462	62.93	388,951
	2/19/2016									18,943	62.93	162,063
	2/19/2016									42,292	70.54	168,983
	2/19/2016				—					79,047	73.93	210,590
Pant	2/5/2016	0	1,054,167	3,162,500
	2/5/2016									210,527	69.76	3,000,010
(1)

Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the Yum Leaders’ Bonus Program based on the Company’s performance and on each executive’s individual performance during 2016. The actual amount of annual incentive compensation awards are shown in column (g) (and columns (e) and (g) for Mr. Russell) of the Summary Compensation Table on page 60. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 33 under the discussion of annual incentive compensation.

(2)

Reflects grants of PSU awards subject to performance-based vesting conditions in 2016. The PSU awards granted February 5, 2016 vest on December 31, 2018 and PSU award payouts are subject to the Company’s achievement of

YUM! BRANDS, INC. - 2017 Proxy Statement	63

EXECUTIVE COMPENSATION

specified relative total shareholder return (“TSR”) rankings against its peer group (which is the S&P 500) during the performance period ending on December 31, 2018. The performance target for all the PSU awards granted to the NEOs on February 5, 2016 is a 50% TSR percentile ranking for the Company, determined by comparing the Company’s relative TSR ranking against its peer group as measured at the end of the performance period. If the 50% TSR percentile ranking target is achieved, 100% of the PSU award will pay out in shares of Company stock, subject to executive’s election to defer PSU awards into the EID Program. If less than 30% TSR percentile ranking is achieved, there will be no payout. If the Company’s TSR percentile ranking is 75% or higher, PSU awards pay out at the maximum, which for the February 2016 awards, is 200% of target. The terms of the PSU awards provide that in case of a change in control during the first year of award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control. The PSU awards granted on November 7, 2016 are Launch Grants (described in detail on page 44) that will pay out at the close of the performance period (December 31, 2019) if specified General and Administrative Expense reductions are made by year-end 2019 and/or Company store ownership levels are reduced to meet applicable targets by year-end 2018. The terms of the launch grant PSU awards provide that if a Change in Control occurs during the performance period and the award recipient is involuntarily terminated upon or following the Change in Control and during the performance period, then the award recipient will receive the number of shares that would have been received if the target level of performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period following such recipient’s post-change in control termination.

(3)

Amounts in this column reflect the number of SARs and granted to executives during the Company’s 2016 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, grants were made on February 5, 2016. Mr. Gibbs also received a CEO Award grant on May 20, 2016, following his appointment as CFO. The February 5, 2016 SAR grants made to executives and the May 20, 2016 grant made to Mr. Gibbs become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. Messrs. Niccol and Russell also received CEO Award grants on February 5, 2016, which become exercisable after 5 years from the grant date. The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately.

Executives who have attained age 55 with 10 years of service who terminate employment may exercise SARs that were vested on their date of termination through the expiration dates of the SARs (generally, the tenth anniversary following the SARs grant dates). Vested SARs of grantees who die may also be exercised by the grantee’s beneficiary through the expiration dates of the vested SARs and the grantee’s unvested SARs expire on the grantee’s date of death. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(4)	The exercise price of the SARs granted in 2016 equals the closing price of YUM common stock on their respective grant dates.

(5)

Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g), the RSU awards shown in column (i), and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. For PSUs granted February 5, 2016 and November 7, 2016, fair value is calculated by multiplying the per unit value of the award ($69.76 and $62.01, respectively) by the target number of units corresponding to the most probable outcome of performance conditions on the grant date. For SARs granted February 5, 2016, fair value of $14.25 was calculated using the Black-Scholes value on the February 5, 2016 grant date. For SARs granted to Mr. Gibbs on May 20, 2016, fair value of $15.51 was calculated using the Black-Scholes value on the May 20, 2016 grant date. For RSUs granted February 5, 2016, fair value is calculated by multiplying the per unit value of the award ($69.76) by the target number of units. For Mr. Grismer, this amount in 2016 includes the fair value of awards ($930,587) accelerated under his letter of understanding. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2016 Annual Report in Notes to Consolidated Financial Statements at Note 16, “Share-based and Deferred Compensation Plans.”

(6)	This amount reflects a sign-on RSU grant Mr. Kesselman received on February 5, 2016.

64	YUM! BRANDS, INC. - 2017 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2016.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Creed
	1/24/2008	*	105,653	—		$26.56	1/24/2018
	2/5/2009	*	166,849	—		$20.85	2/5/2019
	2/5/2010	*	169,793	—		$23.48	2/5/2020
	2/4/2011	*	120,564	—		$35.10	2/4/2021
	2/8/2012	*	81,670	—		$45.88	2/8/2022
	2/6/2013	*	67,316	22,439	(i)	$44.81	2/6/2023
	2/5/2014	*	38,512	38,513	(ii)	$50.22	2/5/2024
	2/5/2014	*	—	67,864	(iii)	$50.22	2/5/2024
	2/6/2015	*	48,149	144,448	(iv)	$52.64	2/6/2025
	2/5/2016	*	—	311,511	(v)	$49.66	2/5/2026
	1/24/2008	**	105,665	—		$11.26	1/24/2018
	2/5/2009	**	166,880	—		$8.84	2/5/2019
	2/5/2010	**	169,875	—		$9.96	2/5/2020
	2/4/2011	**	120,562	—		$14.88	2/4/2021
	2/8/2012	**	81,771	—		$19.46	2/8/2022
	2/6/2013	**	67,334	22,445	(i)	$19.00	2/6/2023
	2/5/2014	**	38,573	38,574	(ii)	$21.30	2/5/2024
	2/5/2014	**	—	67,972	(iii)	$21.30	2/5/2024
	2/6/2015	**	48,164	144,494	(iv)	$22.32	2/6/2025
	2/5/2016	**	—	311,824	(v)	$21.06	2/5/2026
								—	—	167,798	10,626,647
Gibbs	9/20/2007	*	18,381	—		$24.32	9/20/2017
	1/24/2008	*	26,414	—		$26.56	1/24/2018
	2/5/2009	*	33,370	—		$20.85	2/5/2019
	2/5/2009	*	8,343	—		$20.85	2/5/2019
	2/5/2010	*	31,128	—		$23.48	2/5/2020
	5/20/2010	*	24,161	—		$28.22	5/20/2020
	2/4/2011	*	30,141	—		$35.10	2/4/2021
	2/8/2012	*	24,501	—		$45.88	2/8/2022
	2/6/2013	*	28,048	9,350	(i)	$44.81	2/6/2023
	2/6/2013	*	—	37,398	(vi)	$44.81	2/6/2023
	2/5/2014	*	20,358	20,360	(ii)	$50.22	2/5/2024
	2/5/2014	*	—	33,932	(iii)	$50.22	2/5/2024
	2/6/2015	*	15,492	46,476	(iv)	$52.64	2/6/2025
	2/5/2016	*	—	77,878	(v)	$49.66	2/5/2026
	5/20/2016	*	—	31,838	(vii)	$56.67	5/20/2026
	9/20/2007	**	18,382	—		$10.31	9/20/2017
	1/24/2008	**	26,417	—		$11.26	1/24/2018
	2/5/2009	**	33,376	—		$8.84	2/5/2019
	2/5/2009	**	8,344	—		$8.84	2/5/2019
	2/5/2010	**	31,143	—		$9.96	2/5/2020
	5/20/2010	**	24,174	—		$11.97	5/20/2020
	2/4/2011	**	30,140	—		$14.88	2/4/2021
	2/8/2012	**	24,531	—		$19.46	2/8/2022
	2/6/2013	**	28,056	9,352	(i)	$19.00	2/6/2023
	2/6/2013	**	—	37,408	(vi)	$19.00	2/6/2023
	2/5/2014	**	20,391	20,392	(ii)	$21.30	2/5/2024
	2/5/2014	**	—	33,986	(iii)	$21.30	2/5/2024
	2/6/2015	**	15,497	46,491	(iv)	$22.32	2/6/2025
	2/5/2016	**	—	77,956	(v)	$21.06	2/5/2026
	5/20/2016	**	—	31,871	(vii)	$24.03	5/20/2026
								4,328	274,092	49,278	3,120,776

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EXECUTIVE COMPENSATION

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)		(h)		(i)	(j)
Niccol	5/20/2010	*	60,403	—		$28.22	5/20/2020
	2/4/2011	*	40,188	—		$35.10	2/4/2021
	2/8/2012	*	32,668	—		$45.88	2/8/2022
	2/6/2013	*	28,048	9,350	(i)	$44.81	2/6/2023
	5/15/2013	*	—	36,084	(viii)	$49.78	5/15/2023
	2/5/2014	*	20,358	20,360	(ii)	$50.22	2/5/2024
	2/6/2015	*	15,492	46,476	(iv)	$52.64	2/6/2025
	2/6/2015	*	—	67,637	(ix)	$52.64	2/6/2025
	2/5/2016	*	—	77,878	(v)	$49.66	2/5/2026
	2/5/2016	*	—	34,612	(x)	$49.66	2/5/2026
	5/20/2010	**	60,436	—		$11.97	5/20/2020
	2/4/2011	**	40,188	—		$14.88	2/4/2021
	2/8/2012	**	32,708	—		$19.46	2/8/2022
	2/6/2013	**	28,056	9,352	(i)	$19.00	2/6/2023
	5/15/2013	**	—	36,114	(viii)	$21.11	5/15/2023
	2/5/2014	**	20,391	20,392	(ii)	$21.30	2/5/2024
	2/6/2015	**	15,497	46,491	(iv)	$22.32	2/6/2025
	2/6/2015	**	—	67,658	(ix)	$22.32	2/6/2025
	2/5/2016	**	—	77,956	(v)	$21.06	2/5/2026
	2/5/2016	**	—	34,647	(x)	$21.06	2/5/2026
								12,706		764,773		49,278	3,120,776
Kesselman	2/5/2016	*	—	96,914	(v)	$49.66	2/5/2026
	2/5/2016	**	—	97,011	(v)	$21.06	2/5/2026
								14,614	*	925,505	*	28,341	1,794,836
								14,491	**	378,505	**
Eaton	2/5/2010	*	141,493	—		$23.48	2/5/2020
	2/4/2011	*	120,564	—		$35.10	2/4/2021
	2/8/2012	*	73,503	—		$45.88	2/8/2022
	2/6/2013	*	50,487	16,830	(i)	$44.81	2/6/2023
	2/5/2014	*	32,066	32,066	(ii)	$50.22	2/5/2024
	2/6/2015	*	16,917	50,752	(iv)	$52.64	2/6/2025
	2/5/2016	*	—	77,878	(v)	$49.66	2/5/2026
	2/5/2010	**	141,562	—		$9.96	2/5/2020
	2/4/2011	**	120,562	—		$14.88	2/4/2021
	2/8/2012	**	73,593	—		$19.46	2/8/2022
	2/6/2013	**	50,501	16,834	(i)	$19.00	2/6/2023
	2/5/2014	**	32,116	32,117	(ii)	$21.30	2/5/2024
	2/6/2015	**	16,922	50,768	(iv)	$22.32	2/6/2025
	2/5/2016	**	—	77,956	(v)	$21.06	2/5/2026
								—		—		50,180	3,177,899
Russell	2/5/2009	*	15,183	—		$20.85	2/5/2019
	2/5/2010	*	12,876	—		$23.48	2/5/2020
	2/4/2011	*	12,961	—		$35.10	2/4/2021
	2/4/2011	*	10,047	—		$35.10	2/4/2021
	2/8/2012	*	11,434	—		$45.88	2/8/2022
	2/6/2013	*	8,415	2,805	(i)	$44.81	2/6/2023
	2/5/2014	*	6,786	6,787	(ii)	$50.22	2/5/2024
	2/6/2015	*	3,381	10,146	(iv)	$52.64	2/6/2025
	2/6/2015	*	—	13,527	(xi)	$52.64	2/6/2025
	2/5/2016	*	—	17,197	(v)	$49.66	2/5/2026
	2/5/2016	*	—	17,197	(x)	$49.66	2/5/2026
	2/5/2009	**	15,186	—		$8.84	2/5/2019
	2/5/2010	**	12,882	—		$9.96	2/5/2020
	2/4/2011	**	12,960	—		$14.88	2/4/2021
	2/4/2011	**	10,047	—		$14.88	2/4/2021
	2/8/2012	**	11,448	—		$19.46	2/8/2022
	2/6/2013	**	8,417	2,806	(i)	$19.00	2/6/2023
	2/5/2014	**	6,797	6,798	(ii)	$21.30	2/5/2024
	2/6/2015	**	3,382	10,149	(iv)	$22.32	2/6/2025
	2/6/2015	**	—	13,531	(xi)	$22.32	2/6/2025
	2/5/2016	**	—	17,215	(v)	$21.06	2/5/2026
	2/5/2016	**	—	17,215	(x)	$21.06	2/5/2026
								2,990		189,357		—	—

66	YUM! BRANDS, INC. - 2017 Proxy Statement

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			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Grismer			—	—				—	—	—	—
Pant	1/24/2008	*	52,827	—		$26.56	1/24/2018
	1/24/2008	*	34,703	—		$26.56	1/24/2018
	2/5/2009	*	133,479	—		$20.85	2/5/2019
	2/5/2010	*	113,195	—		$23.48	2/5/2020
	2/4/2011	*	100,469	—		$35.10	2/4/2021
	11/18/2011	*	93,673	—		$38.33	11/18/2021
	2/8/2012	*	114,338	—		$45.88	2/8/2022
	2/6/2013	*	67,316	22,439	(i)	$44.81	2/6/2023
	2/5/2014	*	41,736	41,736	(ii)	$50.22	2/5/2024
	2/6/2015	*	21,983	65,950	(iv)	$52.64	2/6/2025
	2/5/2016	*	—	207,674	(v)	$49.66	2/5/2026
	1/24/2008	**	52,833	—		$11.26	1/24/2018
	1/24/2008	**	34,707	—		$11.26	1/24/2018
	2/5/2009	**	133,503	—		$8.84	2/5/2019
	2/5/2010	**	113,250	—		$9.96	2/5/2020
	2/4/2011	**	100,468	—		$14.88	2/4/2021
	11/18/2011	**	93,672	—		$16.25	11/18/2021
	2/8/2012	**	114,478	—		$19.46	2/8/2022
	2/6/2013	**	67,334	22,445	(i)	$19.00	2/6/2023
	2/5/2014	**	41,802	41,803	(ii)	$21.30	2/5/2024
	2/6/2015	**	21,990	65,970	(iv)	$22.32	2/6/2025
	2/5/2016	**	—	207,883	(v)	$21.06	2/5/2026
								—	—	13,942	882,947
*	YUM Awards
**	YUM China Awards
(1)	The actual vesting dates for unexercisable awards are as follows:
(i)	Remainder of unexercisable awards will vest on February 6, 2017.
(ii)	One-half of the unexercisable award will vest on each of February 5, 2017 and 2018.
(iii)	Unexercisable award will vest on February 5, 2019.
(iv)	One-third of the unexercisable award will vest on each of February 6, 2017, 2018, and 2019.
(v)	One-fourth of the unexercisable award will vest on each of February 5, 2017, 2018, 2019, and 2020.
(vi)	Unexercisable award will vest on February 6, 2017.
(vii)	One-fourth of the unexercisable award will vest on each of May 20, 2017, 2018, 2019, and 2020.
(viii)	Unexercisable award will vest on May 15, 2018.
(ix)	Unexercisable award will vest on February 6, 2020.
(x)	Unexercisable award will vest on February 5, 2021.
(xi)	Unexercisable award will vest on February 6, 2019.
(2)

For Messrs. Gibbs, Niccol and Russell, this amount represents deferrals of bonuses into the EID Program’s Matching Stock Fund. The amount represents the deferral of Mr. Gibbs’ 2014 bonus; Mr. Niccol’s 2014 bonus and Mr. Russell’s 2014 and 2015 bonuses. For Mr. Kesselman, these amounts represent a 2016 sign-on bonus RSU award that vests one-third each year over three years.

(3)

The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $63.33, the closing price of YUM stock on the NYSE on December 30, 2016. The market value of the Yum China awards are calculated by multiplying the number of shares covered by the award by $26.12, the closing price of Yum China stock on the NYSE on December 30, 2016.

(4)

The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2017 or December 31, 2018 if the performance targets are met. Also reflected in this column are the unvested performance-based Launch Grant PSU awards, which are scheduled to vest on December 31, 2019 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The table below shows the number of shares of YUM common stock acquired during 2016 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions. There was no payout with respect to the 2013 PSU awards for the 2013-2015 performance cycle because the average EPS during the performance cycle did not reach the required minimum average growth threshold.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Creed	—	—	4,881	(1)	309,114
Gibbs	14,487	1,302,696	8,972	(2)	625,887
Niccol	—	—	17,165	(2)	1,197,430
Kesselman	—	—	—		—
Eaton	246,864	21,834,714	4,130	(1)	261,553
Russell	8,605	774,515	1,617	(2)	112,802
Grismer	168,779	13,181,216	—		—
Pant	91,228	8,210,621	5,256	(1)	332,862

(1)	For each of Messrs. Creed, Eaton and Pant this amount represents PSUs that vested on December 31, 2016 with respect to the 2014-2016 performance period and will payout in 2017.
(2)	For each of Messrs. Gibbs, Niccol and Russell this amount represents the deferral of the 2013 cash incentive award, which was deferred into RSUs under the EID program in 2014 and vested in 2016.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

2016 FISCAL YEAR PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Creed(i)	Qualified Retirement Plan(1)	2	174,526	—
	PEP(2)	—	—	—
Gibbs	Qualified Retirement Plan(1)	28	893,195	—
	PEP(2)	28	2,969,767	—
Niccol(ii)	—	—	—	—
Kesselman(ii)	—	—	—	—
Eaton(ii)	—	—	—	—
Russell	Qualified Retirement Plan(1)	17	447,570	—
	PEP(2)	17	505,859	—
Grismer(ii)	—	—	—	—
Pant(ii)	—	—	—	—

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(i)

Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for the two years (2002 and 2003) during which he was a participant in the plan. As discussed at page 52, Mr. Creed participates in the Third Country National plan, an unfunded, unsecured deferred account-based retirement plan.

(ii)

Messrs. Niccol, Kesselman, Eaton, Grismer and Pant are not accruing benefits under these plans because each was hired after September 30, 2001 and is therefore ineligible for these benefits. As discussed at page 52, they each participate in the LRP.

(1)    YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s final average earnings is determined based on his highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the Yum Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

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EXECUTIVE COMPENSATION

The table below shows when each of the NEOs became eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he retired from the Company on December 31, 2016 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums
Gregg Creed	January 1, 2017	$207,731	—	$207,731
David W. Gibbs	April 1, 2018	$1,464,614	$4,860,965	$6,325,579
David E. Russell	September 1, 2024	$1,391,853	$1,444,874	$2,836,727

(1)	The Retirement Plan

(2)	PEP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2017. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

(2) PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan’s pre-1989 formula, if this calculation results in a larger benefit from the PEP. Mr. Gibbs qualifies for benefits under this formula. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

1-2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

PEP retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant’s 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity

(3) Present Value of Accumulated Benefits

For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2016) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

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Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID, LRP and TCN plans. These plans are unfunded, unsecured deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual incentive award. As discussed beginning at page 52, Messrs. Niccol, Kesselman, Pant and Grismer were or are eligible to participate in the LRP.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns, as of December 31, 2016, are shown in parentheses):

•	YUM! Stock Fund (23.98%*)

•	YUM! Matching Stock Fund (23.98%*)

•	S&P 500 Index Fund (11.91%)

•	Bond Market Index Fund (2.55%)

•	Stable Value Fund (1.66%)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund

(the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2016). Beginning with their 2009 annual incentive award, those who are eligible for PSU awards are no longer eligible to participate in the Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year –whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment.

*	Assumes dividends are not reinvested.

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EXECUTIVE COMPENSATION

Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

•	Distribution schedules cannot be accelerated (other than for a hardship)

•	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and

–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

LRP

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Messrs. Niccol, Kesselman, Pant and Grismer receive an annual earnings credit equal to 5%. The Company’s contribution (“Employer Credit”) for 2016 was equal to 9.5% of salary plus target bonus for Mr. Niccol and Mr. Grismer, 8% for Mr. Kesselman and 20% for Mr. Pant.

Distributions under LRP. Under the LRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested LRP benefit combined with any other deferred compensation benefits covered under Code Section 409A exceeds $15,000, will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday.

TCN

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Mr. Creed and Mr. Eaton receive an annual earnings credit equal to 5%. For Mr. Creed and Mr. Eaton, the Employer Credit for 2016 was equal to 15% of their salaries plus target bonuses.

Distributions under TCN. Under the TCN, participants age 55 or older with a balance of $15,000 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Creed	—	440,625	1,758,680	153,019	11,929,749
Gibbs	—	—	684,771	1,099,543	2,900,007
Niccol	—	152,000	832,526	172,112	4,673,271
Kesselman	124,399	78,008	3,531	—	205,939
Eaton	—	240,000	1,271,429	9,338	8,141,007
Russell	70,626	23,542	130,120	366,527	462,086
Grismer	445,200	25,967	649,140	2,679,581	1,776,776
Pant	—	358,333	1,884,922	13,942	13,737,731

(1)

Amounts in column (b) reflect deferred amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO (except in Mr. Kesselman’s case, it represents a deferral of his base salary into the EID Program).

(2)

Amounts in column (c) reflect Company contributions for EID Program matching contribution, LRP and/or TCN allocation as follows: Mr. Creed, $440,625 TCN allocation, Mr. Niccol, $152,000 LRP allocation, Mr. Kesselman, $78,008 LRP allocation, Mr. Eaton, $240,000 TCN allocation, Mr. Russell, $23,542 EID matching contribution, Mr. Grismer, $25,967 LRP allocation and Mr. Pant, $358,333 LRP allocation. See footnote 7 of the Summary Compensation Table for more detail.

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(3)

Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP or the TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Niccol, Grismer and Pant, of their earnings reflected in this column, $13,144, $19,860, $53,312 and, respectively, were deemed above market earnings accruing to each of their accounts under the LRP. Mr. Pant’s earnings were prorated at ten months on account of the Separation. For Messrs. Creed and Eaton, of their earnings reflected in this column, $38,607 and $30,853, respectively, were deemed above market earnings accruing to their accounts under the TCN. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)

All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program, LRP or TCN for 2016.

Creed	17,144
Gibbs	27,290
Niccol	71,193
Kesselman	—
Eaton	9,338
Russell	13,045
Grismer	1,100
Pant	13,942

(5)

Amounts reflected in column (f) are the year-end balances for each executive under the EID Program, TCN and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2016 and prior years.

Creed	5,324,649
Gibbs	—
Niccol	1,192,457
Kesselman	202,407
Eaton	270,853
Russell	94,168
Grismer	1,566,250
Pant	3,344,928

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2016, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2016, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 65, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2016, exercisable SARs would remain exercisable through the term of the award. Except in the case of a change in control, no SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

Executive Income Deferral Program. As described in more detail beginning at page 71, the NEOs participate in the EID Program, which permits the deferral of salary

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EXECUTIVE COMPENSATION

and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 72 includes each NEO’s aggregate balance at December 31, 2016. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 72.

In the case of an involuntary termination of employment as of December 31, 2016, each NEO would receive the following: Mr. Creed $9,728,334, Mr. Gibbs $2,900,007, Mr. Niccol $3,923,057, Mr. Kesselman $127,930, Mr. Eaton $6,489,494, Mr. Russell $462,086, and Mr. Grismer $837,322. As discussed at page 71, these amounts reflect bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 71 for discussion of investment alternatives available under the EID). The NEOs’ EID balances are invested primarily in RSUs. Thus, the NEOs’ EID account balances represent deferred bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. In case of termination of employment as of December 31, 2016, Mr. Niccol would receive $750,214 when he attains age 55, Mr. Kesselman would receive $78,008 when he attains age 55 and Mr. Grismer would receive $939,454 when he attains age 55.

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2016, Mr. Creed would have received $2,201,416 and Mr. Eaton would have received $1,651,513.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, or died as of December 31, 2016, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2016, Messrs. Creed, Gibbs, Niccol, Kesselman, and Eaton would have been entitled to $2,233,827, $558,661, $558,661, $178,559, and $588,393, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 68 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2016. The table on page 70 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 62. If the NEOs had died on December 31, 2016, the survivors of Messrs. Creed, Gibbs, Niccol, Kesselman, Eaton and Russell would have received Company-paid life insurance of $2,938,000, $1,640,000, $1,600,000, $1,064,000, $1,600,000 and $619,000 respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Creed, Gibbs, Niccol, Kesselman and Eaton). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance

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agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

•

a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

•	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company, and

•	outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 57 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)	upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

•

All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 33 for more detail.

•	All RSUs under the Company’s EID Program held by the executive will automatically vest.

•

All PSU awards pursuant to the Company’s Performance Share Plan under the LTIP, awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 33 for more detail.

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If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2016, the following payments or other benefits would have been made or become available.

	Creed $	Gibbs $	Niccol $	Kesselman $	Eaton $	Russell(1) $
Severance Payment	5,875,000	3,200,000	4,624,000	2,127,500	3,349,616	—
Annual Incentive	1,762,500	800,000	1,512,000	488,750	874,808	—
Accelerated Vesting of SARs	10,412,944	4,583,770	5,035,970	1,815,690	3,201,246	1,181,101
Accelerated Vesting of RSUs	—	288,039	803,664	1,304,062	—	196,742
Acceleration of PSU Performance/Vesting	2,233,827	558,661	558,661	178,559	588,393	—
Outplacement	25,000	25,000	25,000	25,000	25,000	—
TOTAL	20,309,271	9,455,470	12,559,295	5,939,561	8,039,063	1,377,843

(1)	A severance payment and annual incentive is not listed for Mr. Russell because he does not have a change in control agreement with the Company, as he is not a direct report to the CEO.

Mr. Pant did not receive any payment in connection with his departure from the Company in 2016. Mr. Grismer did not receive any payment in connection with his departure from the Company in 2016, except that the Company agreed to accelerate a portion of Mr. Grismer’s unvested SARs having an intrinsic fair value of $500,000 on February 19, 2016, Mr. Grismer’s departure date from the Company.

76	YUM! BRANDS, INC. - 2017 Proxy Statement

DIRECTOR COMPENSATION

The table below summarizes compensation paid to each non-employee director during 2016.

The Company primarily uses stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board typically reviews each element of director compensation every two years.

In September 2016, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 55 as well as published survey data from the National Association of Corporate Directors for retailers in the largest 200 companies in the S&P 500. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s director compensation was approximately at the 50th percentile against both benchmarks, that the retainer paid to our Non-Executive Chairman is also at market, and that the retainers paid to the Chairpersons of the Audit Committee, the Management Planning and Development Committee, and the Nominating and Governance Committee were below market practice. Based on this data, the Committee did not recommend a change to the annual amount paid to the directors and to the Non-Executive Chairman. The Committee did recommend, and the Board approved, that the director’s annual compensation of $240,000 be paid entirely as a stock retainer and that no portion would be paid in SARs, beginning in 2017. Also following its review, the Board elected to increase the retainers paid to the Chairperson of the Audit, Management Planning and Development, and Nominating and Governance Committees to $25,000, $20,000 and $15,000, respectively, effective beginning in 2017, to bring these retainers in line with market practice.

For 2016, the Board elected not to change retainers paid to the Chairpersons or Lead Director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget L.	—	25,000	—	—	25,000
Cavanagh, Michael J.	—	200,000	44,731	—	244,731
Cornell, Brian C.	—	200,000	44,731	—	244,731
Dorman, David W.	25,000	200,000	44,731	10,000	279,731
Ferragamo, Massimo	—	200,000	44,731	—	244,731
Graddick-Weir, Mirian M.	—	200,000	44,731	—	244,731
Linen, Jonathan S.	—	200,000	44,731	—	244,731
Meister, Keith	—	200,000	44,731	—	244,731
Nelson, Thomas C.	—	220,000	44,731	10,000	274,731
Ryan, Thomas M.	—	206,250	44,731	—	250,981
Skala, P. Justin	—	175,000	33,545	—	208,545
Stock, Elane B.	—	200,000	44,731	—	244,731
Walter, Robert D.	—	296,250	44,731	10,000	350,981

(1)	Amounts in column (c) represent the grant date fair value for annual stock retainer awards granted to directors in 2016.

(2)

Amounts in column (d) represent the grant date fair value for annual SARs granted in fiscal 2016. For a discussion of the assumptions used to value the awards, see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2016 Annual Report in Notes to Consolidated Financial Statements at Note 16, “Share-based and Deferred Compensation Plans.”

YUM! BRANDS, INC. - 2017 Proxy Statement	77

DIRECTOR COMPENSATION

(3)	At December 31, 2016, the aggregate number of SARs awards outstanding for each non-management director was:

Name	SARs
Alves, Paget L.	–
Cavanagh, Michael J.	18,531
Cornell, Brian C.	6,491
Dorman, David W.	52,803
Ferragamo, Massimo	52,803
Graddick-Weir, Mirian M.	22,752
Linen, Jonathan S.	52,803
Meister, Keith	–
Nelson, Thomas C.	45,134
Ryan, Thomas M.	52,803
Skala, P. Justin	4,646
Stock, Elane B.	10,003
Walter, Robert D.	49,047

(4)

Represents amount of matching charitable contributions made on behalf of the director under the Company’s matching gift program and/or the amount of charitable contribution made in the director’s name.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation for 2016. Based on its review of non-employee director compensation during 2015, beginning in 2016 each director who was not an employee of YUM received an annual stock grant retainer with a fair market value of $200,000 and an annual grant of vested SARs having an economic value of approximately $40,000 with an exercise price equal to the fair market value of Company stock on the date of grant. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Chairman of the Board and Committee Chairperson Retainers. In recognition of their added duties, the Chairman of the Board (Mr. Walter in 2016) receives an additional $150,000 stock retainer annually (this retainer was paid in May 2016 when Mr. Walter was appointed Non-Executive Chairman and prorated for 2016), the Chair of the Audit Committee (Mr. Nelson in 2016) receives an additional $20,000 stock retainer annually and the Chair of the Management Planning and Development Committee (Mrs. Stock in 2016) receives an additional $15,000 stock retainer annually. These committee chairperson retainers were paid in February of 2016.

Initial Stock Grant upon Joining Board. Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Stock Ownership Requirements. Similar to executive officers, directors are subject to share ownership requirements. The directors’ requirements provide that directors will not sell any of the Company’s common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to the extent necessary to pay income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

Matching Gifts. To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM’s employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance. We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables above as it is not considered compensation to the directors.

78	YUM! BRANDS, INC. - 2017 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2016, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	12,312,934	(1)	39.85	(2)	26,677,680	(3)
Equity compensation plans not approved by security holders	219,761	(4)	49.17	(2)	—
TOTAL	12,532,695	(1)	40.32	(2)	26,677,680	(3)

(1)	Includes 5,119,889 shares issuable in respect of RSUs, performance units and deferred units.

(2)	Weighted average exercise price of outstanding SARs only.

(3)	Includes 13,338,840 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP.

(4)	Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in May 1999, and the plan as amended in 2003, 2008 and 2016. The performance measures of the LTIP were re-approved by our shareholders in May 2013 and in 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy outstanding awards. No future awards will be made under the RGM Plan. The RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock,

YUM! BRANDS, INC. - 2017 Proxy Statement	79

EQUITY COMPENSATION PLAN INFORMATION

(ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

80	YUM! BRANDS, INC. - 2017 Proxy Statement

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Paget L. Alves, P. Justin Skala, Elane B. Stock and Thomas C. Nelson, Chair.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective November 22, 2013. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/corporate-governance/
committee-composition-and-charters.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry. Additionally, during 2016, the Committee selected and managed the relationship with KPMG Huazhen, LLP, who served as independent auditor for financial statements issued by YUM China Holdings, Inc. (“YUM China”), prior to the spin-off of Yum China into an independent, publicly-traded company.

The Committee met 11 times during 2016. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

YUM! BRANDS, INC. - 2017 Proxy Statement	81

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2016, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2016?

Based on the Committee’s discussions with management and the independent auditors and the

Committee’s review of the representations of management and the report of the independent

82	YUM! BRANDS, INC. - 2017 Proxy Statement

AUDIT COMMITTEE REPORT

auditors to the Board of Directors, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of

Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Thomas C. Nelson, Chairperson

Paget L. Alves

P. Justin Skala

Elane B. Stock

YUM! BRANDS, INC. - 2017 Proxy Statement	83

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.amstock.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, LLC, 59 Maiden Lane, New York, NY 10038 or by logging onto our Transfer Agent’s website at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

84	YUM! BRANDS, INC. - 2017 Proxy Statement

ADDITIONAL INFORMATION

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2018 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 8, 2017. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2018 Annual Meeting no later than the date specified in our bylaws. If the 2018 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Our Annual Meeting of Shareholders is generally held on the third Friday of May. Assuming that our 2018 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 18, 2018.

In addition, we recently amended our bylaws to provide for proxy access for director nominations by shareholders (as described at page 8). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 8, 2017, and no later than December 8, 2017.

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

YUM! BRANDS, INC. - 2017 Proxy Statement	85

APPENDIX A	Reconciliation of Non-GAAP Adjusted Operating Profit Growth to GAAP Operating Profit Growth

We include non-GAAP Adjusted Operating Profit to provide meaningful supplemental information related to YUM and our Divisions’ 2016 performance operating profits under the YUM Leaders’ Bonus Program. The Company uses Adjusted Operating Profit as a key performance measure of results of operations for the purpose of evaluating performance internally. Adjusted Operating Profit excludes, among other things, Special Items, the impact of foreign currency translation, the 53rd week in 2016 and adjustments related to the separation of our China business.

Reconciliation of GAAP Operating profit to Adjusted Operating Profit.

	KFC		Pizza Hut		Taco Bell		YUM
	2016	2015(a)	2016	2015(a)	2016	2015(a)	2016	2015(a)
GAAP Operating Profit	$ 874	$ 832	$370	$347	$593	$536	$1,625	$1,402
Special Items (Income) Expense — Operating Profit(b)	—	—	—	—	—	—	14	92
Foreign Currency Impact on Reported Operating Profit(c)	38	—	4	—	—	—	55	—
Impact of 53rd Week(d)	(11)	—	(5)	—	(12)	—	—	—
Impact of China Separation(e)	(171)	(171)	(56)	(56)	—	—	694	543
Impact of KFC U.S. Acceleration Adjustment(f)	10	10	—	—	—	—	—	—
Impact of Refranchising(g)	—	—	6	—	1	(19)	7	—
Other	(3)	—	1	(2)	(5)	—	—	—
Adjusted Operating Profit	$ 737	$ 671	$320	$289	$577	$527	$2,395	$2,037
Adjusted Operating Profit Growth	10%		11%		9%		18%

 a)   Fiscal 2015 included for purpose of computing 2016 growth rates.

b)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP measurements which present operating results from continuing operations on a basis excluding Special Items. The Company uses earnings from continuing operations excluding Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our Division results. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of earnings from continuing operations excluding Special Items provides additional information to investors related to our internal performance metrics and to facilitate the comparison of past and present results, excluding items that the Company does not believe are indicative of our ongoing operations due to their size and/or nature. Refer to page 28 of YUM’s Form 10-K for further details related to these Special Items.

c)	The Company excludes the impact of foreign currency translation from the calculation of Adjusted Operating Profit.

d)

Fiscal 2016 included a 53rd week for all of our U.S. businesses and certain of our non-U.S. businesses that report 13 four-week periods versus 12 months. We exclude the 53rd week to further enhance the comparability of fiscal 2016 with our Divisions’ prior year results. Refer to page 27 of YUM’s Form 10-K for further details related to the 53rd week in 2016.

e)

On October 31, 2016, the Company completed the separation of its China business (the “Separation”). Due to the how late in the 2016 performance period the Separation was actually targeted to occur, it was determined that all Division targets and performance against those targets would be determined as if the Separation did not occur. As a result, GAAP Operating Profit was adjusted to exclude net license fee income of $171 million and $56 million in both 2016 and 2015 for KFC and Pizza Hut performance reporting purposes (2016 includes an adjustment to reflect the impact of foreign currency translation). Additionally, the Committee determined that the YUM performance targets should continue to reflect the results of the China business achieved prior to the Separation as a wholly-owned business due to the significant YUM efforts and oversight of those results. As a result, YUM’s Adjusted Operating Profit was modified to reflect ten months of the China business results as a wholly-owned subsidiary consistent with the YUM performance targets.

YUM! BRANDS, INC. - 2017 Proxy Statement	A-1

APPENDIX A

f)

During 2015, the Company reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to expanded menu offerings, improved assets and enhanced customer experience. We incurred $20 million and $10 million in incremental system advertising expense in 2016 and 2015, respectively, with the remaining funding to occur in 2017 and 2018. Adjusted Operating Profit was modified to exclude the $10 million of incremental system advertising expense over 2015 for KFC performance reporting purposes.

g)

The Company excludes the impact of refranchising from our Divisions’ beginning-of-the-year growth targets and Adjusted Operating Profit due to the difficulty in forecasting the timing related to refranchising transactions.

A-2	YUM! BRANDS, INC. - 2017 Proxy Statement

YUM! BRANDS, INC.

1441 GARDINER LANE

LOUISVILLE, KY 40213

ADMISSION TICKET

Your Vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone

please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

YUM! BRANDS, INC.
The Board of Directors recommends a vote FOR items 1, 2 and 3, One Year on Item 4 and AGAINST Item 5.
1.	Election of Directors.

	Nominees:	For	Against	Abstain

	1a. Paget L. Alves	☐	☐	☐				For	Against	Abstain

	1b. Michael J. Cavanagh	☐	☐	☐		1i. Elane B. Stock		☐	☐	☐

	1c. Christopher M. Connor	☐	☐	☐		1j. Robert D. Walter		☐	☐	☐

	1d. Brian C. Cornell	☐	☐	☐	2.	Ratification of Independent Auditors.		☐	☐	☐

	1e. Greg Creed	☐	☐	☐	3.	Advisory Vote on Executive Compensation.		☐	☐	☐
	1f. Mirian M. Graddick-Weir	☐	☐	☐			One Year	Two Years	Three Years	Abstain
	1g. Thomas C. Nelson	☐	☐	☐	4.	Advisory Vote on the Frequency of Votes on Executive Compensation.	☐	☐	☐	☐
	1h. P. Justin Skala	☐	☐	☐				For	Against	Abstain
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	5.	Shareholder Proposal Regarding Adoption of a Policy to Reduce Deforestation.		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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YUM! BRANDS, INC.

ANNUAL MEETING

May 19, 2017

9:00 A.M.

YUM! Brands, Inc.

Yum! Conference Center

1900 Colonel Sanders Lane

Louisville, Kentucky 40213

ADMISSION TICKET

YUM! BRANDS, INC.’S 2017 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON FRIDAY, MAY 19, 2017, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

(PLEASE DETACH PROXY CARD AT PERFORATION)

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

E24115-P87155

YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Marc L. Kesselman, Scott A. Catlett and John P. Daly, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 19, 2017, or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Paget L. Alves, Michael J. Cavanagh, Christopher M. Connor, Brian C. Cornell, Greg Creed, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala, Elane B. Stock and Robert D. Walter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3, ONE YEAR on ITEM 4 and AGAINST ITEM 5.

This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR (1) the Election of All Nominees for Director
FOR (2) the Ratification of Independent Auditors
FOR (3) the Advisory Vote on Executive Compensation
ONE YEAR on (4) the Advisory Vote on the Frequency of Votes on Executive Compensation
AGAINST (5) Shareholder Proposal Regarding Adoption of a Policy to Reduce Deforestation.

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)	SEE REVERSE SIDE
(CONTINUED and To Be Signed and Dated on REVERSE SIDE)

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